



                              SUBLEASE OF THE LAND
                         AND LEASE OF THE IMPROVEMENTS

                                 By and Between

                    SUMITOMO BANK LEASING AND FINANCE, INC.,
                             A DELAWARE CORPORATION


                                  as Landlord

                                      and

                    CYPRESS SEMICONDUCTOR (MINNESOTA) INC.,
                             A DELAWARE CORPORATION




                                   as Tenant



                                      for
                              Premises located in
                             Bloomington, Minnesota





             THIS LEASE IS NOT INTENDED TO CONSTITUTE A TRUE LEASE
                   FOR INCOME TAX PURPOSES.  SEE SECTION 19.2





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                               TABLE OF CONTENTS
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                                                   ARTICLE 1
                                            BASIC LEASE PROVISIONS
1.1     Date of Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
1.2     Landlord . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
1.3     Tenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
1.4     Land . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
1.5     Ground Lessor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
1.6     Guarantor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
1.7     Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
1.8     Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
1.9     Rent Commencement Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
1.10    Base Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
1.11    Ground Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
1.12    Addresses for Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
1.13    Wire Transfer Instructions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
1.14    Interim Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3

                                                   ARTICLE 2
                                                  DEFINITIONS
2.1     Additional Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
2.2     Advance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
2.3     Base Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
2.4     Building . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
2.5     Calculation Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
2.6     Capitalized Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
2.7     Capitalized Funding Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
2.8     City . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
2.9     Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
2.10    Commitment Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
2.11    Commitment Component . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
2.12    Construction Management Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
2.13    Construction Period Expiration Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
2.14    Contractor . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
2.15    Custodial Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
2.16    Default Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
2.17    Entity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
2.18    Event of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
2.19    Guaranteed Residual Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
2.20    Improvements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
2.21    Interim Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
2.22    Initial Advance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
2.23    Land . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
2.24    Lease Inception Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
2.25    Lease Investment Balance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
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2.26    Legal Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
2.27    LIBOR Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
2.28    Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
2.29    Official Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
2.30    Permitted Title Exceptions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
2.31    Pledge Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
2.32    Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
2.33    Purchase Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
2.34    Real Estate Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
2.35    Rent Commencement Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
2.36    Rent Payment Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
2.37    Required Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
2.38    SBLF Mortgage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
2.39    SBNYTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
2.40    Taking . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
2.41    Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
2.42    Terminology  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
2.43    Transaction Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                                                   ARTICLE 3
                                                     DEMISE
3.1     Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                                                   ARTICLE 4
                                                      TERM
4.1     Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
4.2     Holding Over . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

                                                   ARTICLE 5
                                          CONSTRUCTION OF IMPROVEMENTS
5.1     Tenant's Rights to Construct Improvements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
5.2     Title to and Nature of Improvements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

                                                   ARTICLE 6
                                                    FUNDING

6.1     Request for Construction Funding: Landlord's Obligation to Fund  . . . . . . . . . . . . . . . . . . . . . . .  11
6.2     Exhibit Reflecting Rent Commencement Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

                                                   ARTICLE 7
                                                      RENT
7.1     Base Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
7.2     Proration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
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7.3     No Abatement of Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
7.4     Delinquent Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
7.5     Additional Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

                                                   ARTICLE 8
                                                     TAXES
8.1     Real Estate Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
8.2     Personal Property Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
8.3     Right to Contest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
8.4     Additional Charges . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14

                                                   ARTICLE 9
                                                   INSURANCE
9.1     Liability Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
9.2     Builders' Risk Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
9.3     All-Risk Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
9.4     General Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
9.5     Waiver of Subrogation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
9.6     Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17

                                                   ARTICLE 10
                                                      USE
10.1    Use  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
10.2    Contest of Legal Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

                                                   ARTICLE 11
                                             UTILITIES AND SERVICES
11.1    Services to the Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

                                                   ARTICLE 12
                               MAINTENANCE AND REPAIRS; SURRENDER OF THE PREMISES
12.1    Tenant Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
12.2    Surrender of the Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

                                                   ARTICLE 13
                                                     LIENS

                                                   ARTICLE 14
                                             ASSIGNMENT BY LANDLORD
14.1    Further Mortgages or Encumbrances by Landlord  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
14.2    Landlord's Right to Sell . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
14.3    Transfer of Funds and Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

                                                   ARTICLE 15
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                                           ASSIGNMENT AND SUBLEASING
15.1    Right to Assign  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
15.2    Right to Sublet  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
15.3    Mortgage by Tenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

                                                   ARTICLE 16
                                                 EMINENT DOMAIN
16.1    Total or Substantial Taking  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
16.2    Partial Taking . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
16.3    Temporary Taking . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
16.4    Damages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
16.5    Notice and Execution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

                                                   ARTICLE 17
                                             DAMAGE OR DESTRUCTION
17.1    Casualty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
17.2    Termination of Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
17.3    Insurance Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25

                                                   ARTICLE 18
                                                    DEFAULT
18.1    Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
18.2    Contest by Tenant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
18.3    Landlord's Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
18.4    No Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
18.5    Effect of Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
18.6    Landlord Cure Right  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

                                                   ARTICLE 19
                                                 MISCELLANEOUS
19.1    Relationship . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
19.2    Form of Transaction: Certain Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
19.3    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
19.4    Severability of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
19.5    Entire Agreement: Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
19.6    Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
19.7    Commissions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
19.8    Attorneys' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
19.9    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
19.10   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
19.11   Time Is of the Essence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
19.12   No Third Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
19.13   Limitations on Recourse  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
19.14   Estoppel Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
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19.15   Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
19.16   As-Is Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
19.17   Net Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
19.18   Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
19.19   Tenant's Wavier of Demand for Possession . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
19.20   Financial Reporting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

                                                   ARTICLE 20
                                                INDEMNIFICATION
20.1    Tax Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
20.2    Environmental Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
20.3    Construction Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
20.4    General Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

                                                   ARTICLE 21
                                             COVENANTS OF LANDLORD
21.1    Title  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
21.2    Land Use . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
21.3    Transfer of Property Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37

               SUBLEASE OF THE LAND AND LEASE OF THE IMPROVEMENTS


         THIS SUBLEASE OF THE LAND AND LEASE OF THE IMPROVEMENTS ("Lease") by and between SUMITOMO BANK LEASING AND FINANCE, INC., a Delaware corporation ("Landlord"), and CYPRESS SEMICONDUCTOR (MINNESOTA) INC. a Delaware corporation ("Tenant"), is entered into as of the date set forth in Article 1 and shall be effective and binding upon the parties hereto as of such date. Capitalized terms used in this Lease shall have the definitions set forth in Article 2 or in the text of this Lease.

         In consideration of the Base Rent reserved herein, and the terms, covenants and conditions set forth below, Landlord and Tenant hereby agree as follows:

                                   ARTICLE 1
                             BASIC LEASE PROVISIONS


1.1       DATE OF LEASE:                   December 29, 1994.

1.2       LANDLORD:                        Sumitomo Bank Leasing and Finance,
                                           Inc., a Delaware corporation

1.3       TENANT:                          Cypress Semiconductor (Minnesota)
                                           Inc., a Delaware corporation.

1.4       LAND:                            A leasehold interest in that certain
                                           tract of land located in the City of
                                           Bloomington, Hennepin County,
                                           Minnesota, as more particularly
                                           described on Exhibit A attached
                                           hereto, arising under that certain
                                           Ground Lease of even date herewith
                                           between Tenant, as Ground Lessor,
                                           and Landlord, as Ground Lessee (the
                                           "Ground Lease"), together with all
                                           easements, rights of way,
                                           appurtenances and other rights and
                                           benefits belonging or pertaining to
                                           such Land.  Landlord makes no
                                           representations as to the accuracy
                                           of the description of the Land or
                                           the leasehold interest.

1.5       GROUND LESSOR:                   Cypress Semiconductor (Minnesota)
                                           Inc., a Delaware corporation.

1.6       GUARANTOR:                       Cypress Semiconductor Corporation, a
                                           Delaware corporation.

1.7       PREMISES:                        The Land and the Improvements which
                                           Tenant may construct, as agent for
                                           Landlord, on the Land pursuant to
                                           the terms of that certain
                                           Construction Management Agreement of
                                           even date herewith between Landlord
                                           and Tenant.

1.8       TERM:                            The term of this Lease ("Term")
                                           shall commence on the Date of Lease
                                           set forth in Section 1.1 above and
                                           shall expire on December 29, 2004
                                           ("Expiration Date").  The Term shall
                                           cease upon, and shall not refer to
                                           any period of time after,
                                           termination of this Lease (whether
                                           pursuant to the terms of the Lease,
                                           by operation of law, or otherwise).


1.9       RENT COMMENCEMENT DATE:          The rent commencement date ("Rent
                                           Commencement Date") shall be the
                                           fifteenth (15th) day of the second
                                           full calendar month which commences
                                           immediately following the earlier to
                                           occur of the following:

                                           (1)  July 31, 1995; or

                                           (2)  The first (1st) business day
                                           following the date upon which all of
                                           the following have occurred:  (i)
                                           the Building and all other
                                           Improvements that Tenant intends to
                                           cause to be constructed with
                                           Advances made by Landlord pursuant
                                           to the Construction Management
                                           Agreement have been substantially
                                           completed; (ii) valid notices of
                                           completion have been recorded with
                                           respect thereto; and (iii) all
                                           necessary governmental approvals
                                           (including permanent certificates of
                                           occupancy) have been issued as may
                                           be necessary to occupy all portions
                                           of the Building for the conduct of
                                           Tenant's business therein.


1.10      BASE RENT:                       As described in Section 2.3.

1.11      GROUND RENT:                     Any payment made to Ground Lessor
                                           under the Ground Lease or otherwise
                                           by the Lessee thereunder.

1.12      ADDRESSES FOR NOTICES:

   LANDLORD:                                      TENANT:
   Sumitomo Bank Leasing and Finance, Inc.        Cypress Semiconductor (Minnesota) Inc.
   277 Park Avenue                                2401 E. 86th
   New York, NY  10172                            Bloomington, MN  55425
   Attention: Chief Credit Officer                Attention:  Mr. Jim Weir, Vice President,
                                                  Finance

   With a copy to:                                With a copy to:

   Landels, Ripley & Diamond                      Cypress Semiconductor
   Hills Plaza                                    3901 North First Street
   350 Steuart Street                             San Jose, CA  95134
   San Francisco, CA  94105-1250                  Attention:  Mr. Kirk Johnson, Corporate
   Attention:  Bruce W. Hyman, Esq.               Controller

   and                                            and

  Sumitomo Bank of New York Trust                 Wilson, Sonsini, Goodrich & Rosati
    Company                                       650 Page Mill Road
  277 Park Avenue                                 Palo Alto, CA  94304
  New York, NY  10172                             Attention:  Debra Summers, Esq.
  Attention:  Corporate Trust Department

1.13     WIRE TRANSFER INSTRUCTIONS:

                 Morgan Guaranty Trust Company of New York
                 ABA#021000238
                 For credit to The Sumitomo Bank, Limited       A/C #631-28-256
                 Further credit to Sumitomo Bank Leasing and Finance, Inc.
                 A/C No. 283572

1.14     INTERIM PERIOD:  Interim Period shall be the period commencing on the
                          Date of Lease and ending on the day before the Construction Period Expiration Date.

         This Article 1 is intended to supplement and/or summarize the provisions set forth in the balance of this Lease. If there is any conflict between any provisions contained in this Article 1 and the balance of this Lease, the balance of this Lease shall control.

                                   ARTICLE 2
                                  DEFINITIONS

         For purposes of this Lease, the following defined terms shall have the meanings set forth in this Article 2.

         2.1 ADDITIONAL RENT. "Additional Rent" shall mean any amounts other than Base Rent payable by Tenant to Landlord or to other Entities on Landlord's behalf as required under this Lease.


         2.2 ADVANCE. "Advance" shall mean any payment by Landlord pursuant to Tenant's written request for (i) any costs relating to construction of the Improvements, whether funded under the Construction Management Agreement or paid directly by Landlord, including, without limitation, transaction costs (including title charges and professional fees and expenses), construction costs, architectural, engineering and other professional fees, arrangement fees, appraisal fees, inspection, testing and permitting fees, fees and costs for review of plans and any changes thereto, travel expense for inspections, insurance and any other soft costs relating to the Improvements; (ii) the items and/or amounts described in Exhibit B; (iii) Real Estate Taxes; (iv) the Base Rent paid by Landlord as lessee under the Ground Lease during the term thereof;
(v) a reasonable and customary fee relating to the construction of the Improvements and the processing of Draw Requests (equal to $2000 per annum, prorated based on the number of months of the period over which such services are rendered, payable to SBNYTC), (vi) custodian fees related to the Collateral as set forth in the Custodial Agreement, and (vii) any other payment described herein or in the Construction Management Agreement as an Advance.


         2.3 BASE RENT. "Base Rent" shall mean, as of a Rent Payment Date, that annual amount equal to the product obtained by multiplying the Lease Investment Balance (at the time of the relevant calculation) by the sum of the LIBOR Rate plus 47 basis points, which annual amount is then prorated for the Calculation Period in question on the basis of a 360 day year and the actual number of days elapsed.

         2.4 BUILDING. "Building" shall mean the building and related improvements to be constructed on the Land that shall become part of the Improvements, which shall be a clean-room facility.

         2.5 CALCULATION PERIOD. "Calculation Period" shall mean the period from and including the 15th day of each month during the Interim Period through the 14th day of the following month; provided that the first Calculation Period shall be the period from the Date of Lease through the 14th day of the following month and the last Calculation Period shall be the period from and including the 15th day of the month prior to the month in which the Construction Period Expiration Date occurs through the day immediately preceding the Construction Period Expiration Date.

         2.6 CAPITALIZED AMOUNT. "Capitalized Amount" shall mean that amount, determined as of the close of each Calculation Period during the Term and added to the Lease Investment Balance as of such date, equal to the sum of Capitalized Funding Costs plus the Commitment Component accrued for the Calculation Period in question. Landlord shall notify Tenant of the Capitalized Amount for each Calculation Period and the basis for the determination thereof; and if Tenant fails to object to such determination within five (5) business days of Landlord's notice thereof, Tenant shall be deemed to have approved such determination.

         2.7 CAPITALIZED FUNDING COSTS. "Capitalized Funding Costs" shall mean, for each Calculation Period during the Interim Period, that annual amount equal to the product obtained by multiplying the Lease Investment Balance outstanding from time to time during the Calculation Period in question by the sum of the LIBOR Rate plus 47 basis points, which annual amount is then prorated for the Calculation Period in question on the basis of a 360 day year and the actual number of days in such Calculation Period. The LIBOR Rate to be used with respect to the determination of Capitalized Funding Costs during the Interim Period shall be the one (1) month LIBOR Rate.

         2.8       CITY.  "City" shall mean the City of Bloomington, Minnesota.

         2.9 COLLATERAL. "Collateral" shall have the meaning set forth in Section 19.15.

         2.10 COMMITMENT AMOUNT. "Commitment Amount" shall mean NINETEEN MILLION and no/100 Dollars ($19,000,000.00).

         2.11 COMMITMENT COMPONENT. "Commitment Component" shall mean, for each Calculation Period during the Interim Period, that annual amount equal to the product obtained by multiplying the unused Commitment Amount outstanding from time to time during the Calculation Period in question by .25%, which annual amount is then prorated for the Calculation Period in question on the basis of a 360 day year and the actual number of days in such Calculation Period. Portions of the Commitment Amount shall be deemed to be used (i) as of the date of each Advance by Landlord during the Interim Period, on which date each such Advance shall be added to and become part of the Lease Investment Balance, and (ii) as of the date at the close of each Calculation Period on which the

Capitalized Amount for such Calculation Period is added to and becomes part of the Lease Investment Balance.

         For purposes of calculating the Lease Investment Balance and any other obligations under this Lease, the Commitment Component shall only accrue during the Interim Period and shall cease to accrue following the Construction Period Expiration Date.

         2.12 CONSTRUCTION MANAGEMENT AGREEMENT. "Construction Management Agreement" shall mean that certain Construction Management Agreement of even date herewith between Landlord and Tenant regarding the construction of the Improvements.

         2.13 CONSTRUCTION PERIOD EXPIRATION DATE. "Construction Period Expiration Date" shall mean the fifteenth (15th) day of the month immediately preceding the month in which the Rent Commencement Date occurs.

         2.14 CONTRACTOR. "Contractor" shall mean any construction manager or general contractor hired to construct any portion of the Improvements, which contractor shall be selected by the Construction Manager in its capacity as agent for Landlord under the Construction Management Agreement, and shall be subject to Landlord's approval, which shall not be unreasonably withheld or delayed.

         2.15 CUSTODIAL AGREEMENT. "Custodial Agreement" shall mean that certain Institutional Custodial Agreement of even date herewith executed by and between Landlord and Morgan Stanley & Company, Inc.

         2.16 DEFAULT RATE. "Default Rate" means with respect to the Lease Investment Balance, the one (1) month LIBOR Rate plus 247 basis points. Notwithstanding the foregoing, in the event that the foregoing Default Rate shall be in violation of any usury or similar law, then the Default Rate shall be reduced to the extent necessary to cause the Default Rate to comply with any usury or similar law.

         2.17 ENTITY. "Entity" shall mean any person, corporation, partnership (general or limited), joint venture, association, limited liability company, joint stock company, trust or other business entity or organization.

         2.18 EVENT OF DEFAULT. "Event of Default" shall have the meaning set forth in Section 18.1.

         2.19 GUARANTEED RESIDUAL VALUE: "Guaranteed Residual Value" shall bear amount, which the parties hereto agree is eighty one and ninety six one hundredths percent (81.96%) of the Lease Investment Balance at such date. These calculations will be performed in accordance with the provisions of Statement of Financial Accounting Standards Number 13.

         2.20 IMPROVEMENTS. "Improvements" shall mean any and all improvements which Tenant shall, as construction agent for Landlord, erect, construct or situate upon the Land or any part thereof during the Term using funding provided by or through Landlord in an amount not to exceed NINETEEN MILLION and No/100 Dollars ($19,000,000.00) under and pursuant to the terms of the Construction Management Agreement.

         2.21 INTERIM PERIOD: "Interim Period" shall have the meaning set forth in the Basic Lease Provisions.

         2.22 INITIAL ADVANCE. Initial Advance shall mean the amounts described in Exhibit B pertaining to execution of the Ground Lease and this Lease, and such other amounts as are set forth in Tenant's Draw Request.

         2.23 LAND. "Land" shall have the meaning set forth in the Basic Lease Provisions.

         2.24 LEASE INCEPTION DATE. "Lease Inception Date" shall mean the Date of Lease.

         2.25 LEASE INVESTMENT BALANCE. "Lease Investment Balance" shall mean, at the time in question, the aggregate amount of all Advances made by Landlord plus any outstanding Capitalized Amount not yet added to the Lease Investment Balance (as described in Section 2.6 above), reduced by the following: (1) the aggregate of all amounts received by Landlord pursuant to the provisions of Article 16 (Eminent Domain), Article 17 (Damage or Destruction), Article 18 (Landlord's Remedies) and/or the Purchase Agreement; and (2) the aggregate of all amounts received by Landlord in respect of this Lease or the Improvements or any related agreement (including, without limitation, the Agreement of Guaranty, Purchase Agreement and the Pledge Agreement) that are not otherwise applied to reduce the Lease Investment Balance and which constitute a repayment or reduction of the amounts placed at risk by the Landlord (whether through realization upon the Collateral or otherwise) excluding for purposes of this clause amounts paid as rent hereunder, reimbursement for expenses, fees and similar items incurred by Landlord and payable by Tenant to Landlord under the Transaction Documents.

         2.26 LEGAL REQUIREMENTS. "Legal Requirements" shall mean all statutes, codes, laws, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all federal, state, county, municipal and other governments, departments, commissions, boards, courts, authorities, officials and officers, which now or at any time hereafter are applicable to this Lease or applicable to and enforceable against the Premises, the Improvements or any part thereof, as applicable.

         2.27 LIBOR RATE. "LIBOR Rate" shall mean, for each Borrowing Period as defined below, the annualized rate determined by The Sumitomo Bank, Limited as the rate that would be offered to The Sumitomo Bank, Limited's San Francisco or New York office for U.S. dollar deposits in the London Interbank Market as quoted for the mid-morning average LIBOR Rate published by Reuters Monitoring Systems for the particular Borrowing Period (rounded upwards, if necessary, to the next higher 1/16th of 1%) for deposits by The Sumitomo Bank, Limited of immediately available dollars in the London Interbank Market on the day two (2) Business Days preceding the first day of the term of that Borrowing Period. In the event the Reuters quote is not available, the British Banker's Association's Interest Settlement Rate should be used. "Borrowing Period" shall mean 1, 3, 6, 9 or 12 months; (i) as selected by Tenant from time to time during the Interim Period as provided in Section 2.7 above, and (ii) as selected by Tenant from time to time during the balance of the Term at least two (2) business days prior to the end of the then current Borrowing Period (provided that, if Tenant fails to so select a Borrowing Period prior to the end of the then current Borrowing Period, a Borrowing Period of one (1) month shall be deemed to have been selected by Tenant); provided, however, that (X) during the Interim Period there shall not be more than one (1) LIBOR Rate in effect at any time, and (Y) from and after the Construction Period Expiration Date, there shall not be more than three (3) LIBOR Rates in effect at any time. Landlord and Tenant acknowledge that more than one LIBOR Rate may be in effect at any time during the Term with respect to portions of the outstanding Lease Investment Balance as designated by Tenant at the time that a particular Borrowing Period is designated, and the calculation of monthly Capitalized Funding Costs or Base Rent, as the case may be, shall be based upon the LIBOR Rates applicable to the portions of the Lease Investment Balance so designated.

         2.28 NOTICE. "Notice" shall mean a written advice, request, demand or notification required or permitted by this Lease, as more particularly provided in Section 19.3.

         2.29 OFFICIAL RECORDS. "Official Records" shall mean the official records of Hennepin County, Minnesota.

         2.30 PERMITTED TITLE EXCEPTIONS. "Permitted Title Exceptions" shall mean the following: (1) the exceptions set forth in Exhibit C; (2) any exceptions created or caused by Tenant or to which Tenant consents in writing;
(3) taxes and assessments not yet due and payable other than Landlord's Taxes;
(4) the SBLF Mortgage; (5) all title defects, liens, encumbrances, deeds of trust, mortgages, rights-of-way, and restrictive covenants and conditions affecting the Land unless any of the foregoing arise as a result of

Landlord's actions or with Landlord's written consent (unless such actions taken or consent given by Landlord are requested in writing by Tenant); and (6) this Lease.

         2.31 PLEDGE AGREEMENT. "Pledge Agreement" shall mean that certain Pledge Agreement of even date herewith executed by and between Tenant and Landlord.

         2.32 PREMISES. "Premises" shall have the meaning set forth in the Basic Lease Provisions.

         2.33 PURCHASE AGREEMENT. "Purchase Agreement" shall mean that certain Purchase Agreement of even date herewith executed by and between Tenant and Landlord.

         2.34 REAL ESTATE TAXES. "Real Estate Taxes" shall have the meaning set forth in Section 8.1(b).

         2.35 RENT COMMENCEMENT DATE. "Rent Commencement Date" shall have the meaning set forth in the Basic Lease Provisions.


         2.36 RENT PAYMENT DATE. "Rent Payment Date" shall have the meaning set forth in Section 7.1.

         2.37 REQUIRED PERMITS. "Required Permits" shall mean each and every building and development permit including, without limitation, demolition permits, site permits and addenda thereto (including, without limitation, foundation permits and structural permits), temporary and final occupancy permits and any other governmental or quasi-governmental approvals which must be issued by any governmental authority, department, commission, board, official or officer as a condition precedent to construction and occupancy of any Improvements.

         2.38 SBLF MORTGAGE. "SBLF Mortgage" shall mean that certain mortgage executed by Tenant in favor of Landlord of even date herewith.

         2.39      SBNYTC.  "SBNYTC" shall mean Sumitomo Bank of New York Trust
Company.

         2.40      TAKING.  "Taking" shall have the meaning set forth in
Section 16.1.

         2.41 TERM. "Term" shall have the meaning set forth in the Basic Lease Provisions.

         2.42 TERMINOLOGY. All personal pronouns used in this Lease shall include all other genders. The singular shall include the plural and the plural shall include the singular. Titles of Articles, Sections and Subsections in this Lease are for convenience only and neither limit nor amplify the provisions of this Lease, and all references in this Lease to Articles, Sections or Subsections shall refer to the corresponding Article, Section or Subsection of this Lease unless specific reference is made to the articles, sections or other subdivisions of another document or instrument. The word "days" or "business days" as used herein shall mean business days (i.e., excluding holidays when banks in Minnesota, New York, San Francisco and London (with respect to payment of Advances, payment of Basic Rent and the determination of the LIBOR Rate) are generally closed for business and weekends) unless otherwise expressly stated. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements of the Tenant and its consolidated subsidiaries delivered to Landlord.

         2.43 TRANSACTION DOCUMENTS. "Transaction Documents" are the Ground Lease, this Lease, the Pledge Agreement, the Construction Management Agreement, the Purchase Agreement, and the Agreement of Guaranty executed by Landlord, Tenant, and Guarantor, concurrently herewith.

                                   ARTICLE 3
                                     DEMISE

         3.1 PREMISES. Subject to the terms, covenants and conditions contained herein, Landlord hereby subleases the Land and leases the Improvements to Tenant, and Tenant hereby leases from Landlord, the Land and Improvements, together with all rights, privileges, easements and appurtenances relating to the Land and Improvements. Tenant agrees that it shall use the Premises in accordance with all of the terms and conditions of the Ground Lease and shall comply with all terms and conditions of the Ground Lease applicable to tenant thereunder.

                                   ARTICLE 4
                                      TERM

         4.1       TERM.  The Term of this Lease is specified in Article 1.

         4.2 HOLDING OVER. If Tenant remains in possession of the Premises after the expiration of the Term without executing a new lease, such holding over shall be construed as a tenancy from month-to-month, subject to all terms, covenants and conditions herein contained, and the Base Rent shall be calculated based upon the Default Rate and shall be required to be paid by Tenant during such holding over in the same manner as during the Term.

                                   ARTICLE 5
                          CONSTRUCTION OF IMPROVEMENTS

         5.1 TENANT'S RIGHTS TO CONSTRUCT IMPROVEMENTS. All future Improvements to be constructed on the Premises shall be constructed in accordance with the terms and conditions of the Construction Management Agreement. Tenant shall have the right, in accordance with the terms of the Construction Management Agreement, to require Landlord to pay Advances for the construction of any future work of improvement on the Premises by Tenant during the Term, the funding of which by Landlord shall not exceed the aggregate amount of NINETEEN MILLION and No/100 Dollars ($19,000,000.00).

         5.2 TITLE TO AND NATURE OF IMPROVEMENTS. Subject to the provisions of this Lease and the rights of the ground lessor under the Ground Lease, Tenant agrees that any and all Improvements of whatever nature at any time constructed, placed or maintained upon any part of the Land shall be and remain the property of Landlord.

                                   ARTICLE 6
                                    FUNDING

         6.1 REQUEST FOR CONSTRUCTION FUNDING: LANDLORD'S OBLIGATION TO FUND. During the Interim Period, Tenant shall request Landlord to provide Advances for the construction of Improvements in accordance with the Construction Management Agreement and under the terms and conditions of this Lease. Each such request shall be in writing and shall generally describe the nature of the Advance. Landlord shall fund Advances requested by Tenant in accordance with the terms of the Construction Management Agreement. Landlord shall have no obligation to make any further Advances on or after the Construction Period Expiration Date.

         6.2       EXHIBIT REFLECTING RENT COMMENCEMENT DATE.  Within thirty
(30) days after the Rent Commencement Date, Landlord and Tenant shall execute the "Rent Commencement Date Memorandum" in the form attached hereto as Exhibit D.


                                   ARTICLE 7
                                      RENT

         7.1 BASE RENT. Commencing upon the Rent Commencement Date and continuing thereafter throughout the Term, Tenant shall pay Base Rent to Landlord, or at such other place as Landlord may from time to time instruct. Tenant shall pay Base Rent by wire transfer. Landlord shall supply Tenant with such bank account information as Tenant shall require to enable payment by wire transfer of Federal funds to the account described in Section 1.13. Rental payments shall be payable monthly in arrears on the fifteenth (15th) day of each successive month, except that the last installment of Base Rent shall be payable on the last day of the Term (each such date shall be a "Rent Payment Date"). No sooner than thirty (30) days or later than ten (10) days prior to the due date for any installment of Base Rent hereunder, Landlord shall deliver to Tenant a Notice indicating the exact dollar amount of the Base Rent that is due on such due date ("Invoice"). If Landlord fails to send the Invoice, Tenant shall pay the amount shown on the previous month's Invoice.

         7.2 PRORATION. If the Term expires or is otherwise terminated on other than the fifteenth (15th) day of a calendar month, then Base Rent shall be prorated for the period from the immediately preceding Rent Payment Date until the termination date on the basis of actual days elapsed and a three hundred sixty (360) day year.

         7.3 NO ABATEMENT OF RENT. Except as a consequence of a reduction in the Lease Investment Balance or the terms of Sections 16.1 and
16.2 (Taking) Tenant shall not be entitled to any abatement, diminution, reduction, setoff or postponement of Base Rent as a consequence of any inconvenience to, interruption of, cessation of or loss of Tenant's use or enjoyment of the Premises or as a result of any reason whatsoever.

         7.4 DELINQUENT RENT. Any Base Rent not paid on the due date shall accrue interest at the Default Rate from the date such Base Rent was originally due until the date such Base Rent is paid. All interest accrued on past due Base Rent shall be due and payable to Landlord at the time the Base Rent is paid, or upon demand by Landlord, if earlier.

         7.5 ADDITIONAL RENT. Tenant agrees to pay all Additional Rent when it becomes due and payable under this Lease.

                                   ARTICLE 8
                                     TAXES

         8.1       REAL ESTATE TAXES.

                   (a) Tenant shall pay, during the Term of this Lease, directly to the appropriate taxing authority all Real Estate Taxes (as defined below). If the Term expires or otherwise terminates at any time other than the beginning or end of a taxable year, Tenant's obligation to pay Real Estate Taxes shall be prorated on the basis of a 365-day year, so as to include only that portion of the taxable year which is a part of the Term.

                   (b) Except to the extent that Real Estate Tax bills and statements are sent directly to Tenant by the taxing authority, upon receipt by Landlord of the tax bills or statements, Landlord will use reasonable efforts to promptly advise Tenant in writing of all Real Estate Taxes and shall deliver copies of all applicable tax bills or statements to Tenant. Tenant shall pay directly to the taxing authority all Real Estate Taxes prior to the later of
(i) thirty (30) days after receipt by Tenant from Landlord of a copy of such bills and statements referred to above, or (ii) five (5) business days prior to delinquency. As used herein, the term "Real Estate Taxes" shall mean any and all taxes, governmental fees and similar charges or assessments levied or assessed against the Improvements and/or the Land including, without limitation, ad valorem taxes and special assessments applicable to real property; provided, however, that Real Estate Taxes shall not include any Landlord Taxes (as defined below). Real Estate Taxes shall also include any and all documentary, transfer, sales, mortgage, recording or similar taxes imposed on Landlord or Tenant in connection with any sale of the Premises to a third party in accordance with this Lease following an Event of Default by Tenant or in a transaction to which Tenant is a party. As used herein, the term "Landlord's Taxes" shall mean any and all franchise, gains, gift, succession, excess profits, gross receipts, revenue, estate, rental, income or similar taxes or taxes in lieu thereof imposed upon Landlord or any party other than Tenant (or an affiliate thereof) and any withholding tax imposed as a collection device for, in lieu of, or otherwise related to any of the foregoing without regard to whether such tax is required to be collected by Tenant and without regard to whether Tenant would be liable for such withholding tax in the event it failed to so withhold. For purposes of the foregoing, an income tax shall include, without limitation, any tax imposed under the United States Internal Revenue Code or Minnesota Chapter 290A, as well as any tax which could qualify as an "income tax" under United States Treasury Regulation Section 1.901-2 (except to the extent any such statute or regulation is subsequently modified to include a tax or other governmental charge of a materially different type and nature from the taxes currently described therein) and any income tax which may be payable under the laws of any jurisdiction either now or in the future. Real Estate Taxes for any given tax year shall exclude assessment installments that are not due and payable during such tax year.

         8.2 PERSONAL PROPERTY TAXES. Tenant shall pay directly to the appropriate taxing authorities prior to delinquency any and all taxes and assessments levied or assessed during the Term upon or against Tenant's furniture, equipment, trade fixtures and any other personal property in the Premises.

         8.3 RIGHT TO CONTEST. Tenant shall not be required to pay any Real Estate Taxes or any other taxes for which Tenant is liable hereunder (including, without limitation, any taxes for which Tenant is required to indemnify Landlord under Section 20.1) (including penalties and interest), so long as (i) Tenant shall contest the same or the validity thereof by appropriate legal proceedings in such a manner to prevent the tax sale of any portion of the Premises and (ii) the position to be taken by Tenant pursuant to such contest would have a realistic possibility of success if litigated. For purposes of this Lease, Tenant may conclusively establish that a position to be taken in a contest would have a realistic possibility of success if litigated by providing to Landlord a letter from counsel stating an opinion to such effect. In the event of any such contest, Tenant shall, within thirty (30) days after the final determination thereof, pay and discharge the amounts determined to be due in accordance therewith and with the provisions of this Lease, together with any penalties, fines, interest, costs and expenses that may have accrued thereon or that may have resulted from Tenant's contest. Tenant also shall have a right to contest any taxes for which it is liable hereunder, but with regard to which the position to be taken pursuant to such contest would not have a realistic possibility of success if litigated, provided that Tenant pays such taxes on or prior to the date upon which such taxes are asserted to be due by the relevant governmental authority. Notwithstanding the foregoing provisions of this Section 8.3, Tenant shall have an unconditional right to contest (without prior payment) any taxes imposed by law upon Tenant rather than upon Landlord. Tenant's decision to pay any taxes prior to contesting its or another party's underlying liability therefore shall not be deemed to imply or suggest that the position to be taken in such contest would not have a realistic possibility of success if litigated. Landlord shall cooperate fully with Tenant in connection with the exercise of Tenant's right of contest contained herein, and in the event that applicable law shall require that Landlord, rather than Tenant, pursue legal proceedings for such contest, Landlord will initiate and pursue such contest upon Tenant's request and in accordance with Tenant's instructions (including, without limitation, Tenant's instructions as to the selection of legal counsel and matters of strategy or settlement); provided, however, that Landlord shall not be subject to any liability for the payment of any costs or expenses in connection with any such contest or proceedings, and Tenant will indemnify and save harmless Landlord from any such costs and expenses (including, without limitation, reasonable attorneys' fees, costs of court and appraisal costs), reimbursing Landlord therefor upon demand (or paying such costs and expenses directly when due, all as directed by Landlord). Tenant shall be entitled to any refund of any taxes and penalties or interest from any governmental authority to the extent the refund represents monies paid to the governmental authority by Tenant or paid by Landlord and reimbursed by Tenant.

         8.4 ADDITIONAL CHARGES. All payments made by Tenant under this Lease shall be made free and clear of, and without reduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed pursuant to any Legal Requirement, excluding, however, any Landlord's Taxes (all such nonexcluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Additional Charges"). Tenant shall be responsible for the payment of any such Additional Charges; and if any such Additional Charges are required to be withheld from any amounts payable to Landlord hereunder, then the amounts so payable to Landlord shall be increased by an amount ("Additional Amount") necessary to yield to Landlord (after payment of all Additional Charges) the Base Rent and other amounts payable hereunder at the rates or in the amounts specified in this Lease. Whenever any Additional Charges are required to be withheld by Tenant, such Additional Charges shall be deducted or withheld by Tenant, and shall be paid by Tenant to the appropriate governmental authority in accordance with applicable Legal Requirements. As promptly as possible thereafter, Tenant shall send to Landlord for its own account a copy of an original official receipt (or other evidence of payment) received by Tenant showing payment thereof. If Tenant is required to pay Landlord any Additional Amount, Landlord shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to change its jurisdiction if the making of such a change would avoid the need for, or reduce to the greatest extent possible the amount of, any such Additional Amount which may thereafter accrue and would not, in the reasonable judgment of Landlord be otherwise disadvantageous to Landlord. If Landlord subsequently receives a refund of any Additional Amounts, or if such Additional Amounts result in a net benefit to Landlord, the amount of such refund or net benefit shall be paid to Tenant within 30 days of the receipt of such refund or net benefit; provided, however, that the payment to Tenant shall not exceed the Additional Amount to which the refund or net benefit relates. The agreements in this Section 8.4 shall survive the termination of this Lease with respect to any Additional Charges that become due during the Term.

                                   ARTICLE 9
                                   INSURANCE

         9.1 LIABILITY INSURANCE. At all times during the Term, Tenant shall obtain at Tenant's sole cost and expense a policy or policies of comprehensive general liability insurance on an "occurrence" basis against claims for "personal injury" liability, including bodily injury, death or property damage liability. The liability insurance policy shall contain coverage limits no less than the following: (1) Three Million Dollars ($3,000,000) per person; (2) Five Million Dollars ($5,000,000) per incident; and (3) One Million Dollars ($1,000,000) for property damage.

         9.2 BUILDERS' RISK INSURANCE. With respect to any Improvements which may be under construction and not yet covered by insurance under the terms of Section 9.3, Tenant shall maintain or cause to be maintained a policy or policies of builders' risk insurance in an amount equal to the value upon completion of the work (exclusive of land, foundation, excavation, grading, landscaping, architectural and development fees and other items customarily excluded from such coverage), insuring against the risks customarily insured against under such insurance, including fire, vandalism, malicious mischief, sprinkler leakage, lightning, and windstorm.

         9.3 ALL-RISK INSURANCE. With respect to any completed Improvements or any other improvements now or hereafter situated on the Land, prior to the termination of the builders' risk insurance required by Section 9.2, and at all times thereafter, Tenant shall, at Tenant's sole cost and expense, obtain and maintain, or cause to be obtained and maintained, (a) a policy or policies of all-risk insurance covering the Improvements, providing coverage against loss or damage by fire, vandalism, malicious mischief, sprinkler leakage, lightning, windstorm, and other insurable perils, as, under good insurance practice, from time to time are insured against under all-risk coverage for properties of similar character, age and location in an amount or amounts not less than one hundred percent (100%) of the then actual replacement cost (exclusive of land, foundation, excavations, grading, landscaping, architectural and development fees and other items customarily excluded from such coverage and without any deduction for depreciation); (b) standard earthquake coverage, with a deductible not to exceed ten percent (10%) of the insured amount; and (c) standard flood coverage, if the Premises are located in a flood zone. Provided, however Tenant may elect not to obtain earthquake insurance, in which case Tenant shall covenant to pay the cost of repairing damage to the Improvements caused by an earthquake.

         9.4       GENERAL REQUIREMENTS.  The insurance required under this
Article 9 may be furnished under a "primary" policy and an "umbrella" policy or policies. Landlord shall be named as an additional insured under Tenant's policy of insurance required under Section 9.1; and such policies shall contain an endorsement for cross-liability coverage. Tenant shall furnish Landlord with certificates from Tenant's insurers with respect to the insurance required to be carried hereunder on or before the date such insurance is required to be carried. The certificates shall state that such insurance is in full force and effect and that coverage will not be reduced in any amount or otherwise limited or cancelled without thirty (30) days' prior written notice to Landlord. Renewal certificates shall be furnished to Landlord not less than twenty (20) days prior to the expiration of each such policy. Any blanket insurance policy or policies that insure Tenant against the risks and for the amounts herein specified shall be deemed to satisfy the obligation of Tenant hereunder, provided that any such policy of blanket insurance shall specify the amount of the total insurance allocated to the risks required to be insured hereunder and such allocated amount meets the requirements of this Article 9. All insurance required by this Article 9 shall be with an insurance company licensed to do business in the State of Minnesota with a general policyholder's rating, as rated by the most current available "Bests" Insurance Reports, and no less than A/III and non-contributing.

         9.5 WAIVER OF SUBROGATION. Notwithstanding anything to the contrary contained herein, to the extent permitted by law and so long as any insurance coverage maintained by Tenant is not diminished by reason thereof, Tenant hereby (a) releases and waives any rights it may have against Landlord and its officers, agents and employees on account of any loss or damages occasioned to Tenant, its property or the Premises, and arising from any risk covered by any fire and extended coverage insurance maintained by Tenant, whether or not due to the negligence of Landlord, its agents, employees, contractors, licensees, invitees or other persons, and (b) waives on behalf of any insurer providing such insurance to Tenant any right of subrogation that any such insurer may have or acquire against Landlord or such persons by virtue of payment of any loss under such insurance. Tenant shall use its commercially reasonable efforts to cause its insurance policies to contain a waiver of subrogation clauses in accordance with the foregoing.

         9.6 INDEMNITY. Tenant shall protect, defend, indemnify, hold and save Landlord harmless from and against any and all losses, costs, liabilities or damages (including reasonable attorneys' fees and disbursements and court costs) arising by reason of: (i) any and all injury or death of persons or damage to property against which Tenant is obligated to maintain insurance for the benefit of Landlord pursuant to this Article 9; (ii) the failure to obtain the waiver of subrogation clause required by Section 9.5 hereof where such clause could have been obtained through the exercise of Tenant's commercially reasonable efforts; or (iii) the invalidation of such insurance policy required to be obtained by Tenant hereunder by Tenant's insurer; provided this subsection (iii) shall not apply to the extent Landlord actually receives insurance for the aforesaid losses, costs, liabilities or damages (including reasonable attorneys' fees and disbursements and court costs but excluding costs, fees or premiums paid by Landlord in connection with such insurance). Tenant's duty to indemnify Landlord under this Section 9.6 shall survive the expiration or earlier termination of this Lease with respect to events occurring during the Term.

                                   ARTICLE 10
                                      USE

         10.1      USE.

                   (a) PERMITTED. Tenant may use the Premises for any purpose permitted under the Ground Lease.

                   (b)    ENVIRONMENTAL COMPLIANCE.

                          1)      DEFINED TERMS.  The term "Applicable
Environmental Laws" shall mean any applicable laws, regulations or ordinances pertaining to health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 or otherwise (as amended, hereinafter called "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, the Hazardous and Solid Waste Amendments of 1984 or otherwise (as amended, hereinafter called "RCRA"), and Minnesota Environmental Response and Liability Act, Minnesota Statutes Section 115B.01 et seq. The terms "hazardous substance" and "release" as used in this Lease shall have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") shall have the meanings specified in RCRA; provided, in the event either CERCLA or RCRA is amended or superseded by other laws so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment or other laws: and, provided further, to the extent that the laws of the State of Minnesota establish a meaning for "hazardous substance", "release", "solid waste", or "disposal" which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

                          2)      TENANT'S COVENANTS.  Tenant will not cause or
permit the Premises to be in violation of, or do anything or permit anything to be done which subjects Landlord, Tenant or the Premises to any remedial obligations under or which creates a claim or cause of action against the Landlord, the Premises or any claim or action against Tenant under, any Applicable Environmental Laws, including, without limitation, CERCLA, RCRA, and Minnesota Environmental Response and Liability Act, Minnesota Statutes Section 115B.01 et seq., assuming disclosure to the applicable governmental authorities of all relevant facts, conditions and circumstances, if any, pertaining to the Premises and Tenant will promptly notify Landlord in writing of any such existing, pending or threatened investigation, claim or inquiry of which Tenant has knowledge by any governmental authority in connection with any Applicable Environmental Laws. Tenant shall obtain any permits, licenses or similar authorizations to construct, occupy, operate or use any Improvements, fixtures and equipment at any time located on the Premises by reason of any Applicable Environmental Laws. Tenant will not use the Premises in a manner which will result in the unlawful disposal or other unlawful release of any hazardous substance or solid waste on or to the Premises and covenants and agrees to keep or cause the Premises to be kept free of any unlawful hazardous substance, unlawful solid waste or unlawful environmental contaminants (including, without limitation, friable asbestos and any substance containing asbestos deemed hazardous and unlawful by any Applicable Environmental Law) and to remove the unlawful amounts of the same (or if removal is prohibited by law, to take whatever action is required by law) promptly upon discovery at Tenant's sole expense. Tenant shall promptly notify Landlord in writing of any unlawful disposal or other unlawful release of any hazardous substance, environmental contaminants or solid wastes on or to the Premises or the Improvements. In the event Tenant fails to comply with or perform any of the foregoing covenants and obligations, after thirty (30) days' prior written Notice to Tenant, Landlord may, but shall be under no obligation to, cause the Premises to be freed from the unlawful hazardous substance, unlawful solid waste or unlawful environmental contaminants as required, and to the extent required, by applicable laws (or if removal is prohibited by law, to take whatever action is required by law) and the reasonable cost of the removal or such other action shall be a demand obligation owing by Tenant to Landlord pursuant to this Lease. Notwithstanding anything to the contrary in this Section 10.1(b)(2), Landlord shall have no right to cause the removal of such materials and no Event of Default (or default) shall be deemed to have occurred under this Sublease so long as Tenant both: (1) is diligently and in good faith proceeding to comply with Tenant's obligation to remove the unlawful amounts of such materials; and (2) has the financial ability to so comply. Subject to the foregoing, Tenant grants to Landlord and Landlord's agents and employees access to the Premises, and the license to remove the unlawful hazardous substance, unlawful solid waste or unlawful environmental contaminants (or if removal is prohibited by law, to take whatever action is required by law); and except for Landlord's willful misconduct or gross negligence, agrees to indemnify and save Landlord harmless from all reasonable costs and expenses involved and from all claims (including consequential damages) asserted or proven against Landlord by any party in connection therewith. Upon Landlord's reasonable request for "good cause" (defined below), at any time and from time to time during the Term, Tenant will provide at Tenant's sole expense an inspection or audit of the Premises from an engineering or consulting firm approved by Landlord, indicating the presence or absence of any hazardous substance, solid waste or environmental contaminants located on the Premises. If Tenant fails to provide same after sixty (60) days' notice, Landlord may order same, and Tenant grants to Landlord and Landlord's employees and agents access to the Premises and a license to undertake any testing reasonably required to obtain such inspection or audit. The reasonable cost of obtaining such inspection or audit and any expenses incurred by Landlord in connection therewith, shall be a demand obligation owing by Tenant to Landlord pursuant to this Lease. For purposes of this
Section 10.1(b)(2), "good cause" shall mean that Landlord shall have reasonable grounds to believe that an unlawful release or unlawful disposal of hazardous substances or solid wastes has occurred on the Premises.

                   (c) COMPLIANCE WITH LEGAL REQUIREMENTS. Tenant shall at all-times comply with all material Legal Requirements applicable to the Land or any improvements (including the Improvements) now or hereafter situated on the Land and/or the use thereof.

         10.2 CONTEST OF LEGAL REQUIREMENTS. Tenant shall have the right at its sole cost and expense to contest the validity of any Legal Requirements applicable to the Premises or the use thereof by appropriate proceedings diligently conducted in good faith; and upon the request of Tenant and at Tenant's sole cost and expense, Landlord will join and cooperate with Tenant in such proceedings applicable to the Premises. Subject to Section 8.3, any other provision of this Lease to the contrary notwithstanding, Tenant's right to contest Legal Requirements must be exercised in such a manner as to avoid any exposure of the Premises or any part thereof to foreclosure or execution sale or exposure of Landlord to civil or criminal penalties arising from Tenant's non-compliance with such Legal Requirements. Tenant shall defend and indemnify Landlord against, and hold Landlord harmless from, any and all liability, loss, cost, damage, injury or expense (including, without limitation, attorneys' fees and costs) which Landlord may sustain or suffer by reason of Tenant's failure or delay in complying with, or Tenant's contest of, any such Legal Requirements (or Landlord's contest, if requested in writing by Tenant), and Tenant's duty to indemnify Landlord under this Section 10.2 shall survive the expiration or earlier termination of this Lease.

                                   ARTICLE 11
                             UTILITIES AND SERVICES

         11.1 SERVICES TO THE PREMISES. At Tenant's sole cost and expense, Tenant shall make its own arrangements for the provision of all utilities and services to be provided to or consumed on the Premises, including, without limitation, air conditioning and ventilation, service contracts, heating, electric power, telephone, water (both domestic and fire protection), sanitary sewer, storm drain, natural gas and janitorial services, including for the installation, maintenance and repair of service lines and meters to measure Tenant's consumption of such utilities.

                                   ARTICLE 12
               MAINTENANCE AND REPAIRS; SURRENDER OF THE PREMISES

         12.1 TENANT OBLIGATIONS. Landlord shall have no obligation to maintain the Premises or the Improvements. Tenant shall at all times and at Tenant's sole cost and expense maintain the Premises and Improvements in good repair, normal wear and tear and casualty excepted.

         12.2 SURRENDER OF THE PREMISES. Upon the expiration or earlier termination of the Term, Tenant shall surrender the Premises to Landlord in its then "AS-IS" condition, including, without limitation, any condition resulting from: (i) wear and tear; (ii) obsolescence and damage by fire or other casualty, act of God or the elements (subject to the terms of Article 17);
(iii) damage that is caused by Landlord, its agents, employees or contractors (except Construction Manager); and (iv) any improvements, alterations, additions, repairs, replacements, or decorations in, to or of the Premises or on the Land which are not Improvements but which Tenant may elect to remain on the Land or the Premises. Title to all improvements, furniture, furnishings, fixtures, trade fixtures and personal property of Tenant which have not been funded by Landlord pursuant to the terms of Article 6 and located in or upon the Premises or the Land, whether or not affixed to the realty, shall be and remain in Tenant, and at any time during the Term of this Lease, the same may be removed by Tenant, or, at Tenant's abandonment or written election, surrendered with the Premises, in which event title to such surrendered property shall, if Landlord so elects in Landlord's sole discretion, be deemed transferred to Landlord. Any of such property that is not removed from the Premises or the Improvements on or prior to the expiration or earlier termination of this Lease shall be considered abandoned and Landlord may deal with it as Landlord elects. If Tenant remains in possession of the Premises or any part thereof after termination of the Term, Landlord shall have the immediate right of re-entry and may, at its option, remove all persons and property from the Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice to resort to legal process to remove Tenant through summary proceedings and without being guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.

                                   ARTICLE 13
                                     LIENS

         13.1 TENANT'S RESPONSIBILITY FOR LIENS. Except for claims that Tenant is contesting in good faith in such manner as to avoid any exposure of the Premises or any part thereof to foreclosure or execution sale and those liens which are created by or through Landlord which are not permitted liens hereunder, Tenant shall promptly pay and discharge all claims for work or labor done, supplies furnished or services rendered to the Premises, and shall keep the Premises free and clear of all mechanics' and materialmen's liens in connection therewith.

                                   ARTICLE 14
                             ASSIGNMENT BY LANDLORD

         14.1 FURTHER MORTGAGES OR ENCUMBRANCES BY LANDLORD. Except for the SBLF Mortgage (which is hereby approved by Tenant), Landlord shall not cause or create any mortgages, deeds of trust, encumbrances or exception to exist with respect to the Premises at any time.

         14.2 LANDLORD'S RIGHT TO SELL. Landlord may not transfer all or any portion of its right, title and interest in the Premises; provided, however that nothing contained in this Lease shall be deemed in any way to limit, restrict or otherwise affect the right of Landlord at any time and from time to time to sell or transfer all but not less than all of its right, title and estate in the Premises and the Transaction Documents to: (1) a Landlord Affiliate; or (2) if an Event of Default at the time of such sale or transfer, to any Entity. Any sale or transfer by Landlord whatsoever shall by its express terms recognize and confirm the right of possession of Tenant to the Premises and all rights of Tenant under the Transaction Documents and Tenant's other rights arising out of this Lease and the Transaction Documents shall not be affected or disturbed in any way by any such sale, transfer, assignment or conveyance (except for any disturbance resulting from a foreclosure sale conducted pursuant to the laws of the State of Minnesota at which independent third party bids were permitted pursuant to the SBLF Mortgage).

         14.3 TRANSFER OF FUNDS AND PROPERTY. At each time Landlord sells, assigns, transfers or conveys the entire right, title and estate of Landlord in the Premises and in this Lease, Landlord shall turn over to the transferee any funds or other property then held by Landlord under this Lease and thereupon all the liabilities and obligations on the part of the Landlord under this Lease arising after the effective date of such sale, assignment, transfer or conveyance and assumed by the transferee shall terminate as to the transferor and be binding upon the transferee.

                                   ARTICLE 15
                           ASSIGNMENT AND SUBLEASING

         15.1      RIGHT TO ASSIGN.

                   (a) TENANT'S RIGHT. Provided that Tenant is not in default under this Lease or if Tenant is in default, provided that Tenant cures the default in connection with the assignment, Tenant shall have the right, at any time and from time to time during the Term, to assign all or any portion of its right, title and estate in the Premises and in this Lease without approval by Landlord. Any such assignee, immediate or remote, shall have the same right of assignment. Any such assignment shall be evidenced by a written instrument, properly executed and acknowledged by all parties thereto and, at Tenant's election, duly recorded in the Official Records, wherein and whereby the assignee assumes all of the obligations of Tenant under this Lease. Notwithstanding any such assignment and assumption or any sublease permitted under Section 15.2 hereof, Tenant shall remain primarily liable for all obligations and liabilities on the part of Tenant theretofore or thereafter arising under this Lease.

                   (b) NOTICE. Tenant shall, promptly after execution of each assignment, notify Landlord of the name and mailing address of the assignee and shall, on demand, permit Landlord to examine and copy the assignment agreement.

         15.2      RIGHT TO SUBLET.

                   (a) TENANT'S RIGHT. Tenant shall have the right, at any time and from time to time during the Term, to sublet all or any portion of the Premises and to extend, modify or renew any sublease without the approval of Landlord.

                   (b) NOTICE. Tenant shall, promptly after execution of each sublease, notify Landlord of the name and mailing address of the subtenant and shall, on demand, permit Landlord to examine and copy the sublease.

                   (c) NON-DISTURBANCE AGREEMENT. Upon Tenant's request, Landlord shall enter into a "landlord agreement" with any subtenant of Tenant. Such agreement shall provide that Landlord shall recognize the sublease and not disturb the subtenant's possession thereunder so long as such subtenant shall not be in default under its sublease. Tenant shall immediately reimburse Landlord on demand for all reasonable out-of-pocket costs and expenses incurred by Landlord in complying with Landlord's obligations under this Section 15.2(c).

         15.3 MORTGAGE BY TENANT. Tenant shall not have the right to mortgage, pledge or otherwise encumber all or any portion of the right, title and estate of Tenant in the Premises or in this Lease, without the consent of Landlord.

                                   ARTICLE 16
                                 EMINENT DOMAIN

         16.1 TOTAL OR SUBSTANTIAL TAKING. If title or access is taken for any public or quasi-public use, or under any statute or by right of condemnation or eminent domain, or by sale in lieu thereof (a "Taking") with respect to all of the Premises, or if title to so much of the Premises or access thereto is Taken, or if the Premises or access thereto is damaged, blocked or impaired by the Taking, so that, in Tenant's reasonable discretion, the Premises or access thereto, even after a reasonable amount of reconstruction thereof, will no longer be suitable for construction of Improvements for the conduct of Tenant's (and/or Tenant's subtenants') business, then in any such event, this Lease shall terminate on the date of such Taking.

         16.2 PARTIAL TAKING. If any part of the Premises, or access thereto, shall be Taken, and the Premises or the remaining part thereof and access thereto will be, in Tenant's reasonable discretion, suitable for construction of Improvements for the conduct of Tenant's (and/or Tenant's subtenants') business in a manner consistent with the conduct of such business prior to such Taking, all of the terms, covenants and conditions of this Lease shall continue, except that Base Rent shall be adjusted to reflect the decreased Lease Investment Balance remaining after application thereto of the award made to Landlord for such Taking.

         16.3 TEMPORARY TAKING. If the whole or any part of the Premises is Taken for temporary use or occupancy, this Lease shall not terminate by reason thereof and Tenant shall continue to pay, in the manner and at the times herein specified, the full amount of the Base Rent payable by Tenant hereunder, and, except only to the extent that Tenant may be prevented from so doing by reason of such Taking, Tenant shall continue to perform and observe all of the other terms, covenants and conditions hereof on the part of Tenant to be performed and observed, as though the Taking had not occurred. In the event of any such temporary Taking, Tenant shall be entitled to receive the entire amount of the award made for the Taking, whether paid by way of damages, rent or otherwise. If the temporary Taking is for a term in excess of thirty (30) days, then the Taking shall be treated as a permanent Taking and be governed by Sections 16.1 or 16.2, as applicable.





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
         16.4 DAMAGES. The compensation attributable to the taking of the Premises (in each case the compensation or value shall be determined as of the date of the Taking) awarded or paid upon any Taking (other than a temporary Taking, which shall be governed by Section 16.3), whether awarded to Landlord, Tenant, or both of them, shall be held by Landlord to be applied against the Lease Investment Balance, including all accrued and unpaid Base Rent and Additional Rent. Any compensation in excess of the Lease Investment Balance including any Additional Rent then due and any additional sums payable hereunder shall be the property of Tenant.

         16.5 NOTICE AND EXECUTION. Immediately upon service of process upon Landlord or Tenant in connection with any Taking relating to the Premises or any portion thereof or access thereto, each party shall give the other Notice thereof. Each party agrees to execute and deliver to the other all instruments that may be required to effectuate the provisions of this Article
16. Tenant reserves the right to appear in and to contest any proceedings in connection with any such Taking. Tenant shall immediately reimburse Landlord on demand for all reasonable out-of-pocket costs and expenses incurred by Landlord in complying with Landlord's obligations under this Section 16.5.

                                   ARTICLE 17
                             DAMAGE OR DESTRUCTION

         17.1 CASUALTY. If any of the improvements now or hereafter situated on the Land (including the Improvements) are damaged or destroyed by fire or other casualty, except as provided to the contrary in Section 17.2, this Lease shall continue in full force and effect without any abatement or reduction in Base Rent, and Tenant, at Tenant's election, shall either (a) restore such improvements substantially to their condition prior to the damage or destruction, or such other condition as Tenant shall elect, subject to Landlord's approval in accordance with the terms of Section 12 of the Construction Management Agreement, which shall not be unreasonably withheld, or
(b) not restore such improvements, but perform, or cause to be performed, at Tenant's sole cost and expense, any work or service required by any Legal Requirement for the protection of persons or property from any risk, or for the abatement of any nuisance, created by or arising from the casualty or the damage or destruction caused thereby.

         17.2 TERMINATION OF LEASE. In the case of: (a) any damage or casualty of the Building, which in the good faith judgment of Tenant's Board of Directors would render the Building either unsuitable or uneconomic for restoration or continued use by Tenant; (b) the damage or destruction of all or substantially all (as determined in good faith by Tenant's Board of Directors) of the Building; or (c) the damage or destruction of the Building where restoration cannot (as determined in good faith by Tenant's Board of Directors) reasonably be completed either within 365 days or prior to the expiration of the Term, then Tenant may elect to terminate this Lease in which case Tenant shall perform its obligations under the Purchase Agreement.

         17.3 INSURANCE PROCEEDS. In the event of any fire or other casualty, the proceeds of any insurance policies maintained by Tenant pursuant to Section 9.2 or 9.3 shall be held, applied and dealt with as follows:

                   (a) Any proceeds (per occurrence) of such policies attributable to the Improvements below the amount of Two Hundred Fifty Thousand Dollars ($250,000) or any proceeds directly attributable to improvements constructed on the Property by Tenant solely with its own funds shall be paid directly to Tenant and applied and used as Tenant may direct in its sole discretion for any construction, restoration or reconstruction purposes in connection with any improvements located on the Land which were destroyed, damaged or affected by such casualty. Any portion of such proceeds which Tenant does not want to use (subject to the terms of Section 17.3(c)) for any construction, restoration or reconstruction shall be paid as follows (the order of payment as set forth below shall be the "Distribution Formula"): (1) to Landlord (but only to the extent of the then-existing Lease Investment Balance); and (2) with any remaining excess to be paid to Tenant.

                   (b) Any proceeds (per occurrence) of such policies attributable to the Improvements greater than Two Hundred Fifty Thousand Dollars ($250,000) shall be paid to an escrow agent ("Escrow Agent") mutually agreeable to the parties (but such escrow agent shall not be a party which is related to or affiliated with either of the parties to this Lease, but shall be bound by the terms of this Article 17). Such proceeds shall be invested by the Escrow Agent as Tenant may direct (provided, however, that such proceeds may not be invested in any securities or any debt obligations issued by Tenant or Guarantor). Such proceeds shall be paid by the Escrow Agent to Tenant (or to third parties as Tenant may direct), as Tenant may direct from time to time as restoration, construction or rebuilding progresses to pay the cost of any restoration, construction or rebuilding which Tenant elects to take place on the Land or any Improvements located upon the Land, so long as Landlord reasonably determines that the following conditions are satisfied at the time of such request for payment by Tenant: (i) the sum requested has been paid or is then due and payable or will become due and payable within thirty (30) days;
(ii) Tenant has the financial ability (taking into account the insurance proceeds held by the Escrow Agent) to complete the restoration, construction or rebuilding which Tenant has elected to perform; (iii) Landlord has approved the plans, if any, relating to the restoration of Improvements (which approval shall not be unreasonably withheld or delayed); and (iv) in Landlord's reasonable judgment, such restoration work which Tenant desires to perform in connection with the Improvements can be completed prior to the expiration of the Term. Landlord shall promptly upon request instruct the Escrow Agent to make the payments requested by Tenant unless one of the four (4) conditions described above is not satisfied at the time of such request. Any excess insurance proceeds existing after either Tenant's completion of the restoration, construction or rebuilding which Tenant elects to perform or Tenant's failure to comply with the funding condition described in subitems
(i), (ii) and (iv) immediately above in this Section 17.3(b), shall be paid pursuant to the Distribution Formula.

                   (c) If either: (1) Tenant has not delivered written notice to Landlord within ninety (90) days after reaching final written settlement with all insurance companies regarding the amount of proceeds to be paid for the casualty in question, pursuant to which notice Tenant elects to either exercise some or all of its termination rights under Section 17.2 and/or to fully or partially repair or restore pursuant to Section 17.1; or (2) Landlord reasonably believes that Tenant has abandoned reconstruction or restoration work which Tenant may have elected to perform (and Tenant shall have failed to diligently recommence reconstruction or restoration work which Tenant is then able to perform within thirty (30) days after Tenant's receipt from Landlord of a Notice of Landlord's belief of Tenant's abandonment of the reconstruction or restoration work); then, in either case, the proceeds attributable to the Improvements shall be paid pursuant to the Distribution Formula.

                   (d)    Any insurance proceeds paid to Landlord under this
Article 17 shall reduce the Lease Investment Balance by a like amount.

                                   ARTICLE 18
                                    DEFAULT

         18.1 DEFAULT. Each of the following events shall constitute an event of default ("Event of Default") by Tenant:

                   (a) FAILURE TO PAY BASE RENT. Tenant's failure to pay any Base Rent within ten (10) days after the due date.

                   (b) FAILURE TO PAY ADDITIONAL RENT. Tenant's failure to pay any Additional Rent which is due to Landlord within ten (10) days after the due date under this Lease (which due date shall be the date of Tenant's receipt of Notice from Landlord that such Additional Rent is due).

                   (c) FAILURE TO CARRY INSURANCE. Tenant's failure to carry any policy of insurance required by Article 9.

                   (d) INSOLVENCY. Subject to Section 18.2, the occurrence of: (i) an assignment by Tenant or Guarantor for the benefit of creditors generally; or (ii) the filing of a voluntary or involuntary petition by or against Tenant or Guarantor under any present or future applicable federal, state or other statute or law having for its purpose the adjudication of Tenant or Guarantor as a bankrupt; (iii) the appointment of a receiver, liquidator or trustee for all or a substantial portion of the Premises by reason of the insolvency or alleged insolvency of Tenant or Guarantor; or (iv) the taking of possession by any department of city, county, state or federal government, or any officer thereof duly authorized, of all or a substantial portion of the Premises by reason of the insolvency or alleged insolvency of Tenant or Guarantor; and Tenant's or Guarantor's failure to timely give any Notice it is permitted to give pursuant to Section 18.2 (or, in the event Tenant or Guarantor gives timely Notice and pursues a contest under
Section 18.2, Tenant's or Guarantor's failure to finally prevail in the contest).

                   (e) FAILURE TO REPLENISH UNDER PLEDGE AGREEMENT. Tenant's failure to replenish the collateral under the Pledge Agreement (as defined in Section 2.31) after the notice and cure periods provided in the Pledge Agreement.

                   (f) BREACH OF CONSTRUCTION MANAGEMENT AGREEMENT. A material breach by Tenant of its obligations under the Construction Management Agreement.

                   (g) BREACH OF FINANCIAL COVENANTS. Guarantor's failure to comply with the financial covenants set forth in paragraph 7 of the Agreement of Guaranty executed by Guarantor of even date herewith or Guarantor's failure to comply with any other of the terms and conditions of such Agreement of Guaranty.

                   (h) BREACH OF PURCHASE AGREEMENT. A breach by Tenant of any of its obligations under the Purchase Agreement.

                   (I) NON MONETARY DEFAULT. Tenant shall fail to cause any representation or warranty of Tenant contained herein that is false or misleading in any material respect when made, to be made true and not misleading, or Tenant shall fail to comply with any term, provision or covenant of this Lease (other than as described in the other clauses of this Section 18.1), and in either case shall not cure such failure prior to the earlier of
(A) thirty (30) days after written notice thereof is sent to Tenant or (B) the date any writ or order is issued for the levy or sale of any property owned by Landlord (including the leased Premises) because of such failure or any criminal action is threatened or instituted against Landlord or any of its directors, officers or employees because of such failure; provided, however, that so long as no writ or order is issued and no such criminal action is threatened or instituted, if such failure is susceptible of cure but cannot with reasonable diligence be cured within such thirty day period, and if Tenant shall promptly have commenced to cure the same and shall thereafter prosecute the curing thereof with reasonable diligence, the period within which such failure may be cured shall be extended for such further period (not to exceed an additional sixty days beyond the initial thirty days cure period) as shall be reasonably necessary for the curing thereof.

         18.2 CONTEST BY TENANT. If upon the filing of any involuntary petition of the type described in Section 18.1(d) or upon the appointment of a receiver, other than a receiver appointed in any voluntary proceeding referred to in Section 18.1(d), or the taking of possession of all or a substantial portion of the Premises by any department of the city, county, state or federal government, or any officer thereof duly authorized, by reason of the alleged insolvency of Tenant without the consent or over the objection of Tenant, should Tenant desire to contest the same in good faith, Tenant shall, within ninety (90) days after the filing of the petition or after the appointment or taking of possession, give Notice to Landlord that Tenant proposes to make the contest, and the same shall not constitute an Event of Default so long as Tenant shall prosecute the proceedings with due diligence and no part of the Premises shall be exposed to sale by reason of the continuance of the contest.

         18.3 LANDLORD'S REMEDIES. Upon the occurrence and during the continuation of an Event of Default, Landlord may elect to:

                   (a) CONTINUE LEASE. In connection with an Event of Default, Landlord shall have the right to enforce, by suit or otherwise, all other covenants and conditions hereof to be performed or complied with by Tenant and to exercise all other remedies permitted by the law of the State of Minnesota or any amendments thereof. Upon application by Landlord, a receiver may be appointed to take possession of the Premises and exercise all rights granted to Landlord as set forth in this Section 18.3; and/or

                   (b) TERMINATE LEASE. In connection with an Event of Default, Landlord may terminate this Lease, by giving Tenant Notice thereof, at any time after the occurrence of such Event of Default and whether or not Landlord has also exercised any right under Section 18.3(c). In such event Tenant shall be obligated to perform its obligations under the Purchase Agreement. Landlord shall also have its other remedies at law or under any other of the Transaction Documents (including without limitation its rights under the SBLF Mortgage, Pledge Agreement, Purchase Agreement and Chapter 566 of Minnesota Statutes), provided, however, that Tenant's obligations under the Purchase Agreement shall survive any termination of this Lease up through the date of foreclosure sale under the SBLF Mortgage; and/or

                   (C) TERMINATE TENANT'S RIGHT TO POSSESSION. In connection with an Event of Default, Landlord shall have the right to terminate Tenant's right to possession only without cancelling, terminating or releasing Tenant's continued liability for all amounts due and obligations of Tenant hereunder. Notwithstanding the fact that initially Landlord elects to terminate Tenant's right to possession only, Landlord shall have the continuing right to cancel and terminate this Lease by giving three (3) days written notice to Tenant of such further election, and shall have the right to pursue any remedy at law or in equity that may be available to Landlord. In the event Landlord elects to terminate Tenant's right to possession only, Landlord may, at Landlord's option, enter in the Premises and take and hold possession thereof, without such entry into possession terminating this Lease, constituting an acceptance of surrender, or releasing Tenant in whole or in part from Tenant's obligation to pay all amounts hereunder for the full stated Term. Upon such reentry, Landlord may remove all persons and property from the Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, without becoming liable for any loss or damage which may be occasioned thereby. Such reentry may be conducted in any lawful manner. Whether or not Landlord re-enters the Premises, upon election by Landlord to terminate Tenant's right to possession, Tenant shall be liable to Landlord for all other covenants and conditions hereof to be performed by Tenant.

         18.4 NO WAIVER. No failure by Landlord or Tenant to insist upon the strict performance of any term, covenant or condition of this Lease or to exercise any right or remedy consequent upon a breach thereof and no acceptance of full or partial Rent during the continuance of any breach shall constitute a waiver of any such breach or of the term, covenant, or condition. No term, covenant or condition of this Lease to be performed or complied with by Tenant or Landlord, and no breach thereof, shall be waived, terminated, altered or modified except by a written instrument executed by Landlord and Tenant. No waiver of any breach shall affect or alter this Lease, but each and every term, covenant, and condition of this Lease shall continue in full force and effect with respect to any other then existing subsequent breach thereof.

         18.5 EFFECT OF ASSIGNMENT. Notwithstanding an Entity's prior assignment or transfer of its interest as Tenant under this Lease, so long as Landlord has been given Notice of such assignment pursuant to Sections 15.1 and 20.3, Landlord shall give such Entity copies of all Notices required by this
Article 18 in connection with any Event of Default, and such Entity shall have the period granted hereunder to Tenant to cure such Event of Default, unless such Entity shall have been released from all obligations arising under this Lease. Landlord may not assert any rights against such Entity in the absence of such Notice and opportunity to cure, so long as Landlord has been given Notice of such assignment pursuant to Sections 15.1 and 19.3.

         18.6 LANDLORD CURE RIGHT. If Tenant fails to perform any covenant or agreement to be performed by Tenant under this Lease, and if the failure or default continues for thirty (30) days after Notice to Tenant (except for emergencies and except for payment of any lien or encumbrance threatening the imminent sale of the Premises or any portion thereof, in which case payment or cure may be made as soon as necessary to minimize the damage to person or property caused by such emergency or to prevent any such sale), Landlord may, but shall have no obligation to, pay the same and cure such default on behalf of and at the expense of Tenant and do all reasonably necessary work and make all reasonably necessary payments in connection therewith including, but not limited to, the payment of reasonable attorneys' fees and disbursements incurred by Landlord. Notwithstanding the foregoing, Landlord shall have no right to cure any such failure to perform by Tenant so long as Tenant: (1) is diligently and in good faith attempting to cure such matter and prosecuting such cure to completion; (2) has the financial ability to so comply; and (3) commenced cure of such matter within thirty (30) days after Tenant's receipt of Notice thereof from Landlord. Failure by Tenant to comply with the above shall allow Landlord to commence in a reasonable and customary manner and in good faith to attempt to cure such matter. Upon demand, Tenant shall reimburse

Landlord for the reasonable amount so paid, together with interest at the Default Rate from the date incurred until the date repaid.

                                   ARTICLE 19
                                 MISCELLANEOUS

         19.1 RELATIONSHIP. Neither this Lease nor any agreements or transactions contemplated hereby shall in any respect be interpreted, deemed or construed as constituting Landlord and Tenant as partners or joint venturers, one with the other, or as creating any partnership, joint venture, association or, except as set forth in Section 19.2 below, any other relationship other than that of landlord and tenant: and, except as set forth in Section 19.2 below, both Landlord and Tenant agree not to make any contrary assertion, contention, claim or counterclaim in any action, suit or other legal proceeding involving either Landlord or Tenant or the subject matter of this Lease.

         19.2      FORM OF TRANSACTION: CERTAIN TAX MATTERS.

                   (a) Landlord and Tenant hereby agree and declare that the transactions contemplated by this Lease taken together with the Purchase Agreement are intended to constitute, both as to matters of form and substance:

                               (i)   an operating lease for financial
accounting purposes, and

                              (ii)   a financing arrangement (and not a "true
lease") for purposes of Federal, state and local income, property or other forms of tax.

Accordingly, and notwithstanding any other provision of this Lease to the contrary, Landlord and Tenant agree and declare that (A) the transactions contemplated hereby are intended to have a dual, rather than single, form and
(B) all references in this Lease to the "Lease" of the Premises which fail to reference such dual form do so as a matter of convenience only and do not reflect the intent of Landlord and Tenant as to the true form of such arrangements.

                   (b) Landlord and Tenant agree that, in accordance with their intentions and the substance of the transactions contemplated hereby, Tenant (and not Landlord) shall be treated as the owner of the Premises for Federal, state, local income and property tax purposes and this Lease shall be treated as a financing arrangement. Tenant shall be entitled to take any deduction, credit allowance or other reporting, filing or other tax position consistent with such characterizations. Landlord shall not file any Federal, state or local income tax returns, reports or other statements in a manner which is inconsistent with the foregoing provisions of this Section 19.2.

                   (c) Tenant acknowledges that it has retained accounting, tax and legal advisors to assist it in structuring this Lease and Tenant is not relying on any representations of Landlord regarding the proper treatment of this transaction for accounting, income tax or any other Purpose.

         19.3 NOTICES. Each Notice shall be in writing and shall be sent by personal delivery, overnight courier (charges prepaid or billed to the sender) or by the deposit of such with the United States Postal Service, or any official successor thereto, designated as registered or certified mail, return receipt requested, bearing adequate postage and in each case addressed as provided in the Basic Lease Provisions. Each Notice shall be effective upon being personally delivered or actually received. The time period in which a response to any such Notice must be given or any action taken with respect thereto shall commence to run from the date of personal delivery or receipt of the Notice by the addressee thereof, as reflected on the return receipt of the Notice. Rejection or other refusal to accept shall be deemed to be receipt of the Notice sent. By giving to the other party at least thirty (30) days' prior Notice thereof, either party to this Lease shall have the right from time to time during the Term of this Lease to change the address(es) thereof and to specify as the address(es) thereof any other address(es) within the continental United States of America.

         19.4 SEVERABILITY OF PROVISIONS. If any term, covenant or condition of this Lease shall be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to Entities or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby.

         19.5 ENTIRE AGREEMENT: AMENDMENT. This Lease and the documents referred to herein constitute the entire agreement of Landlord and Tenant with respect to the subject matter hereof. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

         19.6 SUCCESSORS AND ASSIGNS. Subject to Articles 14 and 15, this Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective heirs, executors, legal representatives, successors and assigns. Whenever in this Lease a reference to any Entity is made, such reference shall be deemed to include a reference to the heirs, executors, legal representatives, successors and assigns of such Entity.

         19.7 COMMISSIONS. Landlord and Tenant each represent and warrant that except for Lund Financial Corporation, neither has dealt with any broker in connection with this transaction and that no real estate broker, salesperson or finder has the right to claim a real estate brokerage, salesperson's commission or finder's fee by reason of contact between the parties brought about by such broker, salesperson or finder. Each party shall hold and save the other harmless of and from any and all loss, cost, damage, injury or expense arising out of or in any way related to claims for real estate broker's or salesperson's commissions or fees based upon allegations made by the claimant that it is entitled to such a fee from the indemnified party arising out of contact with the indemnifying party or alleged introductions of the indemnifying party to the indemnified party.

         19.8 ATTORNEYS' FEES. In the event any action is brought by Landlord or Tenant against the other to enforce or for the breach of any of the terms, covenants or conditions contained in this Lease, the prevailing party shall be entitled to recover reasonable attorneys' fees to be fixed by the court, together with costs of suit therein incurred. Tenant shall pay the reasonable attorneys' fees incurred by Landlord for the review and negotiation of this Lease.

         19.9 GOVERNING LAW. This Lease and the obligations of the parties hereunder shall be governed by and interpreted, construed and enforced in accordance with the laws of the State of Minnesota.

         19.10 COUNTERPARTS. This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall comprise but a single instrument.

         19.11 TIME IS OF THE ESSENCE. Time is of the essence of this Lease, and of each provision hereof.

         19.12 NO THIRD PARTY BENEFICIARIES. This Lease is entered into by Landlord and Tenant for the sole benefit of Landlord and Tenant. There are no third party beneficiaries to this Lease.

         19.13 LIMITATIONS ON RECOURSE. The obligations of Tenant and Landlord under this Lease shall be without recourse to any partner, officer, trustee, beneficiary, shareholder, director or employee of Tenant or Landlord. Except for the gross negligence or willful misconduct of Landlord, or for breach of Landlord's obligation to fund pursuant to Article 6 above, Landlord's liability to Tenant for any default by Landlord under this Lease: (1) shall be limited to Landlord's equity in the Premises; and (2) shall extend to any actual damages of Tenant, but shall not extend to any foreseeable and unforeseeable consequential damages.

         19.14 ESTOPPEL CERTIFICATES. Within thirty (30) days after request therefor by either party, the non-requesting party shall deliver, in recordable form, a certificate to any proposed mortgagee, purchaser, sublessee or assignee and to the requesting party, certifying (if such be the case) that this Lease is in full force and effect, the date of Tenant's most recent payment of Rent, that, to the best of its knowledge, the non-requesting party has no defenses or offsets outstanding, or stating those claimed, and any other information reasonably requested. Failure to deliver said statement in time shall be conclusive upon the non-requesting party that: (a) this Lease is in full force and effect, without modification except as may be represented by the requesting party; (b) there are no uncured defaults in the requesting party's performance and the non-requesting party has no right of offset, counterclaim or deduction against the non-requesting party's obligations hereunder; (c) no more than one month's Base Rent has been paid in advance; and
(d) any other matters reasonably requested in such certificate.

         19.15 COLLATERAL. The parties acknowledge that Tenant has pledged certain collateral ("Collateral") to Landlord to secure Tenant's obligations pursuant to the Pledge Agreement. If Landlord applies any of the Collateral to satisfy an obligation hereunder, such application shall be deemed to reduce the Lease Investment Balance under this Lease on a dollar-for-dollar basis. Tenant shall have no claims, rights or causes of action against Landlord arising from any application of the Collateral in accordance with the Pledge Agreement to satisfy any obligation under this Lease.

         19.16 AS-IS LEASE. Landlord makes no representations or warranties concerning the condition, suitability or any other matters relating to the Premises, and Tenant hereby acknowledges that Tenant leases the Premises from Landlord on an "as is" basis.

         19.17 NET LEASE. Except for Landlord's Taxes or as otherwise provided in this Lease, Tenant agrees that this Lease is an absolute net Lease, and the Base Rent called for hereunder shall be paid as required net of all expenses associated with the Premises, including without limitation, Real Estate Taxes and insurance premiums for the insurance required to be carried hereunder, and all other reasonable and customary costs and expenses incurred by Landlord in connection with the Premises or this Lease, all of which shall be paid or reimbursed by Tenant unless otherwise specifically provided herein. Tenant agrees to reimburse Landlord, within five (5) business days following receipt of any written demand therefor, for all reasonable and customary fees, late charges, title endorsements, custodian fees related to the Collateral and other costs and expenses charged to Landlord which accrue during any period unless such expenses are capitalized and added to the Lease Investment Balance.

         19.18 REPRESENTATIONS AND WARRANTIES. Tenant and Landlord each hereby represents and warrants to the other that: (i) such party has the full right and authority to enter into this Lease, consummate the sale, transfers and assignments contemplated herein and otherwise perform its obligations under this Lease; (ii) the person or persons signatory to this Lease and any document executed pursuant hereto on behalf of such party have full power and authority to bind such party; and (iii) the execution and delivery of this Lease and the performance of such party's obligations hereunder do not and shall not result in the violation of its organizational documents or any material contract or agreement to which such party may be a party.





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
         19.19 TENANT'S WAVIER OF DEMAND FOR POSSESSION. Tenant waives any demand for possession of the Premises and any demand for payment of Base Rent and notice of intent to re-enter the Premises, or of intent to terminate this Lease, and waives any and every other notice or demand prescribed by any applicable statutes or laws.

         19.20 FINANCIAL REPORTING. Tenant shall provide to Landlord: (1) annually, within one ninety (90) days after the end of each of Tenant's fiscal years during the Term, an annual financial statement of Tenant which may be unaudited; and (2) quarterly, within forty-five (45) days after the end of each of Tenant's fiscal quarters during the Term, quarterly financial statements of Tenant which may be unaudited.

                                   ARTICLE 20
                                INDEMNIFICATION

         20.1 TAX INDEMNITY. Notwithstanding anything in Article 8 to the contrary, Tenant shall protect and defend Landlord from and against all criminal prosecution regarding and shall indemnify and hold Landlord harmless from and against any and all loses, costs, liabilities or damages (including reasonable attorneys' fees and disbursements and court costs) arising by reason of:

                   (a) Any and all U.S. Federal, state or local income taxes imposed upon Landlord in consequence of Landlord being treated as the owner or lessor of the Premises (or any part thereof) for such tax purposes; provided Landlord has fully complied with Section 19.2;

                   (b) Any and all taxes imposed upon Tenant (except to the extent of Landlord's Taxes or to the extent that such taxes are imposed upon Tenant as a result of Landlord's failure to comply with its obligations under this Lease);

                   (c) Any and all taxes required to be withheld from payments made by Tenant to a third party not related to or affiliated with Landlord;

                   (d)  Any and all Real Estate Taxes;

                   (e) Any and all taxes other than Landlord's Taxes owed by Landlord as a result of payment made by Tenant to Landlord pursuant to Tenant's indemnity obligations under this Section 20.1; and

                   (f) Any and all costs, liabilities or damages (including reasonable attorneys' fees) incurred by Landlord in obtaining indemnification payments from Tenant under the provisions of this Section 20.1.

         Tenant's obligation to reimburse or indemnify Landlord for any taxes, governmental fees, penalties, interest or other supplemental tax charges under this Lease shall be reduced by the value of any related or offsetting tax benefits derived or realized by Landlord. Tenant's duty to indemnify Landlord under this Section 20.1 shall apply only to taxes arising during the Term (whether or not due and payable at the conclusion of the Term), but shall otherwise survive the expiration or earlier termination of this Lease.

         20.2 ENVIRONMENTAL INDEMNITY. Tenant agrees to indemnify and hold Landlord harmless from and against, and to reimburse Landlord with respect to, any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including attorneys' fees and court costs), fines and/or penalties of any and every kind or character, known or unknown, fixed or contingent, asserted or potentially asserted against or incurred by Landlord at any time and from time to time by reason of, in connection with or arising out of (A) the failure of Tenant to perform any obligation herein required to be performed by Tenant regarding Applicable Environmental Laws, (B) any violation of any Applicable Environmental Law by Tenant or with respect to the Premises or any disposal or other release by Tenant or with respect to the Premises of any hazardous substance, environmental contaminants or solid waste on or to the Premises, whether or not resulting in a violation of any Applicable Environmental Law, (C) any act, omission, event or circumstance by Tenant or with respect to the Premises which constitutes or has constituted violation of any Applicable Environmental Law with respect to the Premises, regardless of whether the act, omission, event or circumstance constituted a violation of any Applicable Environmental Law at the time of its existence or occurrence, and (D) except to the extent of Landlord's gross negligence or willful misconduct, any and all claims or proceedings (whether brought by private party or governmental agencies) for bodily injury, property damage, abatement or remediation, environmental damage or impairment or any other injury or damage resulting from or relating to any hazardous or toxic substance or contaminated material located upon or migrating into, from or through the Premises or the Improvements (whether or not the release of such materials was caused by Tenant, a subtenant, a prior owner of the Premises or any other Entity) which Landlord may incur. Tenant's duty to indemnify Landlord under this Section 20.2 shall survive the expiration or earlier termination of the Lease with respect to events occurring during or prior to the Term or after the Term while Landlord has record title to and Tenant is occupying the Premises, but shall not apply to an event or circumstance first occurring after the date the Premises is sold by non-judicial foreclosure or the date a deed in lieu of foreclosure is recorded.

         20.3 CONSTRUCTION INDEMNIFICATION. Tenant will defend, protect, indemnify and save harmless Landlord from and against all liabilities, obligations, claims, damages, causes of action, costs and expenses, imposed upon or incurred by Landlord by reason of the occurrence or existence of any of the following during the Term, except to the extent caused by the willful misconduct, gross negligence, or willful breach of contract of

Landlord or its agents: (1) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Premises or Improvements; (2) performance of any labor or services or the furnishing of any materials or other property in respect of the Premises or the Improvements; (3) the negligence or willful misconduct on the part of Tenant or any of its agents, invitees, employees or contractors or any other persons entering onto the Premises or the Improvements at the request, behest or with the permission of Tenant; (4) the use or occupancy of the Improvements; (5) the use of the Land; or (6) any breach by the "Owner" under the contracts entered into by Tenant as Landlord's agent pursuant to the terms of the Construction Management Agreement if such breach is caused by Tenant's actions or omissions or because of Tenant's failure to discharge its duties under the Construction Management Agreement. Tenant's duty to indemnify Landlord under this Section 20.3 shall survive the expiration or earlier termination of this Lease with respect to events occurring during the Term or after the Term while Landlord has record title to and Tenant is occupying the Premises.

         20.4 GENERAL INDEMNITY. Except to the extent of Landlord's gross negligence or willful misconduct, Tenant shall defend, indemnify, and hold Landlord harmless from and against any and all losses, costs, expenses, liabilities, claims, causes of action and damages of all kinds that may result to Landlord, including reasonable attorneys' fees and disbursements incurred by Landlord, arising because of any failure by Tenant to perform any of its obligations under this Lease. Tenant's duty to indemnify Landlord under this Lease shall survive the expiration or earlier termination of this Lease.


                                   ARTICLE 21
                             COVENANTS OF LANDLORD

         21.1 TITLE. In the event Tenant so requests in writing (and so long as either Tenant agrees to indemnify Landlord to Landlord's satisfaction from any liabilities or obligations in connection therewith, or Landlord does not incur any liabilities or obligations in connection therewith), Landlord shall execute all documents, instruments and agreements reasonably requested by Tenant in order to accomplish any of the following in the manner reasonably requested by Tenant and within the time parameters reasonably requested by
Tenant: (1) remove exceptions to title to or affecting the Premises; (2) create exceptions to title (including, without limitation, easements and rights of way) to or affecting the Premises; or (3) modify any then-existing exception to title. Tenant shall promptly reimburse Landlord for, or at Landlord's request, pay directly in advance, all reasonable costs, expenses and other amounts incurred or required to be expended by Landlord in order to comply with Tenant's requests made in accordance with the preceding sentence, and the failure of Tenant to reimburse or pay any such amounts shall result in the suspension of Landlord's obligations under such sentence with respect to that particular request until the amounts required to be paid by Tenant under this sentence have been paid. Landlord acknowledges that it is critical to Tenant's ability to construct improvements on the Premises to have the ability and flexibility to accomplish the foregoing, and that the parties therefore agree that Landlord shall not be entitled to withhold Landlord's consent to any of the foregoing requests by Tenant, except as set forth in the preceding sentence.

         21.2      LAND USE.  Except where requested by Tenant pursuant to this
Section 21.2, Landlord shall not cause or give its written consent to any land use or zoning change affecting the Premises or any changes of street grade. In the event Tenant so requests in writing (and so long as either Tenant agrees to indemnify Landlord from any liabilities or obligations in connection therewith, or Landlord does not incur any liabilities or obligations in connection therewith), Landlord shall execute all documents, instruments and agreements reasonably requested by Tenant in order to accomplish any of the following in the manner reasonably requested by Tenant and within the time parameters reasonably requested by Tenant: (1) cause a change in any land use restriction or law affecting the Premises; (2) cause a change in the zoning affecting the Premises; or (3) cause a change in the street grade with respect to any street in the vicinity of the Premises. Tenant shall promptly reimburse Landlord for, or at Landlord's request, pay directly in advance, all reasonable costs, expenses and other amounts incurred or required to be expended by Landlord in order to comply with Tenant's requests made in accordance with the preceding sentence, and the failure of Tenant to reimburse or pay any such amounts shall result in the suspension of Landlord's obligations under such sentence with respect to that particular request until the amounts required to be paid by Tenant under this sentence have been paid.

         21.3 TRANSFER OF PROPERTY INTERESTS. Except as requested by Tenant pursuant to this Lease, Landlord shall not transfer to any third party any rights inuring to or benefits associated with the Premises (including, without limitation, zoning rights, development rights, air space rights, mineral, oil, gas or water rights). Nothing in this Section shall limit Landlord's rights pursuant to Section 14.2; provided that any purchaser of Landlord's interest in the Premises shall be bound by the terms of this Lease, including without limitation the terms of this Section 21.3).

                        [Signatures begin on next page.]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Lease as of the day and year first above written.


                              TENANT:   CYPRESS SEMICONDUCTOR
                                        (MINNESOTA) INC., a Delaware
                                        corporation


                                        By   /s/ EMMANUEL HERNANDEZ
                                             ---------------------------
                                        Name     Emmanuel Hernandez
                                             ---------------------------
                                        Its  Authorized Representative
                                             ---------------------------

                      (Signatures Continued On Next Page)

                            LANDLORD:   SUMITOMO BANK LEASING AND
                                        FINANCE, INC., a Delaware corporation


                                        By   /s/ WILLIAM M. GINN
                                             ---------------------------
                                        Name     William M. Ginn
                                             ---------------------------
                                        Its  President
                                             ---------------------------

                                   Exhibit A

                            DESCRIPTION OF THE LAND



The land referred to is situated in the State of Minnesota, County of Hennepin, and is described as follows:

  Lot 1, Block 1, Cypress Addition, Hennepin County, Minnesota

                                   Exhibit B

            CLOSING COSTS AND FEES TO BE INCLUDED IN INITIAL ADVANCE


         The following items shall be included in the definition of the Initial Advance under Section 2.22 of the Lease:

         1.        Fees to Landels, Ripley & Diamond        $   55,000.00
         2.        Amount Shown on the Initial
                   Draw Request                             $4,840,100.30
         3.        SBLF Arrangement Fee                     $  117,500.00
         4.        Lund Financial                           $  135,000.00
         5.        FATCO Closing Costs                      $   40,000.00
         6.        Sumitomo Local Counsel                   $    5,700.00
         7.        Cypress Counsel Fees                     $   49,999.99
                                                            -------------
                   TOTAL                                    $5,243,300.29

                                   Exhibit C

                           PERMITTED TITLE EXCEPTIONS


1.       Taxes and Assessments not yet due and payable.

2. Ingress, egress and roadway easements over Lot 1, Block 1, River Ridge 2nd Addition for the benefit of Outlot A, River Ridge 2nd Addition (which has been replatted as River Ridge 4th Addition and River Bluff Townhomes) as contained in Document Number 4990457, Document Number 4990472, and as amended by Document Number 5754560.

3. Covenants contained in deed dated April 23, 1985, filed May 3, 1985, as Document Number 4990457.

4. Emergency Fire Access easement in favor of the City of Bloomington as contained in Document Number 4990457 and Document Number 4990456.
         (The City of Bloomington did not join in Agreement, Document Number 5754560, which purports to amend this easement.) Ordinance No. 91-55, Document Number 5819129 purports to vacate this easement.

5. Fire access easements in favor of the City of Bloomington as contained in Document Numbers 5754560 and 5819130.

6. Restrictive covenants contained in deed dated May 24, 1985, filed May 24, 1985 as Document Number 4997105.

7. Restrictive covenants contained in document dated May 29, 1985, filed June 21, 1985 as Document Number 5006214. Resolution 94-32 purports to release the interest of the City of Bloomington in the declaration of covenants and restrictions contained in Document Number 5006214 as shown by Document Number 6307995.

8. Covenants contained in Agreement dated February 19, 1991, filed March 1, 1991, as Document Number 5754560.

9. Utility easement over the Easterly 30 feet of the most Westerly 80 feet of Outlot A, River Bluff Townhomes as contained in Document Numbers 5026786 and 5140785, and as amended by Document Number 5754560, and as restated in Agreement, Document Number 6324883.

10. Ponding easement and covenants and restrictions as contained in Ponding Easement Agreement filed August 11, 1994, as Document Number 6324883.

11.      Ingress and egress easement as contained in Document Number 4528286.

12. Development Agreement between Port Authority of the City of Bloomington and VTC, Inc.,dated April 26, 1985, filed June 3, 1987, as Document Number 5275756.

13. Restrictions contained in Easement dated July 29, 1991, filed August 20, 1991, as Document Number 5819130.

14. Sanitary sewer line over the subject premises as disclosed by survey dated April 20, 1994, prepared by Sunde Land Surveying, Inc.

15. Underground gas and storm sewer lines over the subject premises as disclosed by survey dated April 20, 1994, prepared by Sunde Land Surveying, Inc.

16. Encroachment of bituminous surface over the subject premises as disclosed by survey dated April 20, 1994, prepared by Sunde Land Surveying, Inc.

17. Aboriginal rights and right of access arising by reason of the existence on the subject premises of Indian burial mounds numbered one through nine, as shown on survey dated December 21, 1990, by Harry S. Johnson Companies, Inc.

18. Drainage and utility easements as shown on the recorded plat of Cypress Addition.

19.      Unrecorded Access Easement executed by Cypress Semiconductor
         (Minnesota) Inc.

20.      Unrecorded Parking Easement executed by Cypress Semiconductor
         (Minnesota) Inc.

21. Unrecorded Sanitary Sewer Easement executed by Cypress Semiconductor (Minnesota) Inc.

22. Unrecorded Watermain Easement executed by Cypress Semiconductor (Minnesota) Inc.

23. Unrecorded Storm Sewer Easement executed by Cypress Semiconductor (Minnesota) Inc.

24. Unrecorded Electric Easement executed by Cypress Semiconductor (Minnesota) Inc.

25.      Unrecorded Gas Easement executed by Cypress Semiconductor (Minnesota)
         Inc.

26. Unrecorded Telephone Easement executed by Cypress Semiconductor (Minnesota) Inc.

27. Ground Lease by and between Cypress Semiconductor (Minnesota) Inc. and Sumitomo Bank Leasing and Finance.

                                   Exhibit D

                       RENT COMMENCEMENT DATE MEMORANDUM


         THIS RENT COMMENCEMENT DATE MEMORANDUM ("Memorandum") is entered into this ____ day of __________, 199__, by and between SUMITOMO BANK LEASING AND FINANCE, INC., a Delaware corporation ("Landlord"), and CYPRESS SEMICONDUCTOR (MINNESOTA) INC., a Delaware corporation ("Tenant") concerning that certain Sublease ("Lease") between Landlord and Tenant dated December ___, 1994. Any capitalized terms not defined in this Memorandum shall have their meaning as defined in the Lease.

         1. Pursuant to Section 6.2 of the Lease, Landlord and Tenant are required to enter into this Memorandum within thirty (30) days after the Rent Commencement Date for the Premises.

         2. Landlord and Tenant agree the that Rent Commencement Date for the Premises is __________, 199__.

         3. The dollar value of the Guaranteed Residual Value (defined in Section 2.19 of the Lease) for the Premises is $__________.

         IN WITNESS WHEREOF, the parties have executed this Memorandum as of the date and year first above written.


                             TENANT:    CYPRESS SEMICONDUCTOR
                                        (MINNESOTA) INC., a Delaware
                                        corporation


                                        By
                                             ------------------------------
                                        Name
                                             ------------------------------
                                        Its
                                             ------------------------------

                      (signatures continued on next page)

                           LANDLORD:    SUMITOMO BANK LEASING AND
                                        FINANCE, INC., a Delaware corporation


                                        By
                                             ------------------------------
                                        Name
                                             ------------------------------
                                        Its
                                             ------------------------------


                                        By
                                             ------------------------------
                                        Name
                                             ------------------------------
                                        Its
                                             ------------------------------

                                   Exhibit E

                         FORM OF OFFICERS' CERTIFICATE


    The undersigned, ____________________ of CYPRESS SEMICONDUCTOR (MINNESOTA) INC., a Delaware corporation hereby certifies that as of the date hereof the lease dated ______________, 1994 by and between SUMITOMO BANK LEASING AND FINANCE, INC., a Delaware corporation, as Landlord and CYPRESS SEMICONDUCTOR (MINNESOTA) INC., a Delaware corporation, as Tenant is in full force and effect, and Tenant is not in default thereunder.



Date:
     ----------------------                           -------------------------

                                PLEDGE AGREEMENT

         This Pledge Agreement ("Agreement") is made and entered into this 29th day of December, 1994 by and between CYPRESS SEMICONDUCTOR (MINNESOTA) INC., a Delaware corporation ("Cypress") and SUMITOMO BANK LEASING AND FINANCE, INC., a Delaware corporation ("Secured Party").

                                    RECITALS

         1. Concurrently herewith Secured Party has entered into that certain ground lease dated of even date herewith ("Ground Lease") with Cypress for the lease of the land described in Exhibit A hereto (the "Land") for the sole purpose of leasing the Land and constructing a building thereon ("Improvements") for lease to Cypress.

         2. Concurrently herewith Secured Party has subleased the Land and leased the Improvements to be constructed thereon to Cypress pursuant to a sublease of the land and lease of the Improvements of even date herewith (the "Sublease"). Under the terms of the construction management agreement executed by Cypress and Secured Party of even date herewith (the "Construction Agreement"), the Improvements will be constructed by Cypress as agent for Secured Party and Secured Party will finance the construction of the Improvements.

         3. Secured Party has requested and Cypress has agreed to grant a security interest in favor of Secured Party in the Collateral described hereinafter owned by Cypress as security for the performance of all of the obligations of Cypress under the Sublease.

         4. This Agreement, the Ground Lease, Sublease, Construction Agreement, purchase agreement executed by and between Cypress and Secured Party of even date herewith (the "Purchase Agreement") and any and all documents executed in connection therewith are collectively referred to herein as the "Transaction Documents."

                                   AGREEMENT


         1. Recitals. The foregoing recitals are true and correct and by this reference are incorporated herein.

         2.      Definitions.

                 a. "Approved Custodian" means Morgan Stanley & Company, Inc. and any other Custodian selected by Cypress and approved by Secured Party in writing, such approval not to be unreasonably withheld.

                 b. "business day" means any calendar day other than a Saturday or Sunday during which banks are not authorized or required by law to be closed in San Francisco, California, Minneapolis, Minnesota, and New York, New York.

                 c. "Collateral" means subject to Paragraphs 9, 18, and 19 hereof:

                          i)      the Collateral Securities; and

                          ii)     the Deposits (as defined below).

                 d. "Collateral Fund" means the Collateral and all proceeds from the Collateral.

                 e. "Collateral Securities" means, at any time, all of Cypress's right, title and interest in and to or in respect of all Securities which are owned by Cypress and which are transferred to or to the order of the Secured Party as collateral security from time to time under this Agreement. For the purpose of this definition, Securities shall be, or be deemed to be, delivered to or to the order of Secured Party if they (or, as the case may be, the certificates or other documents of, or evidencing title or the right to title for which) have been transferred to or held in Secured Party's or an Approved Custodian's name on the records of the depository or other appropriate institution and the Approved Custodian has marked its books and records with respect to the Collateral Securities and the Account that such are held for Secured Party as pledgee from Cypress.

                 f. "depositary" means the institution or institutions on whose books and records the ownership interest in Securities of the United States of America constituting Collateral hereunder are duly recorded under the laws of the United States of America.

                 g. "Deposits" means each and every sum of US Dollars from time to time deposited with Approved Custodian, as custodian for Secured Party, as pledgee, which is designated "Cash Collateral Account" re Cypress Semiconductor (Minnesota) Inc., and includes all renewals and extensions thereof and all interest accruing thereon including all proceeds of Securities.

                 h.       "Landlord's Taxes" is defined in the Sublease.

                 i. "Securities" means, subject to the terms of Paragraph 9, 18, and 19 hereof, general obligation debt securities issued and backed by the full faith and credit of the United States of America, and subject to the terms of this Pledge, includes:

                          i) all allotments, accretions, offers, rights, benefits and advantages whatsoever at any time accruing, offered or arising in respect of or incidental to the same or in respect of or incidental to any securities, rights, moneys or other property previously accruing, offered or arising as mentioned in this sub-clause (i); and

                          ii) all proceeds of sale, dividends, interest and other distributions or income hereafter paid or payable or made in respect of the same or the securities, rights, moneys or other property falling within sub-clause (i) above or deriving from any investment of any such dividends, interest and other distributions or income; also includes (without limitation):

                                  a)       Obligations of the United States of
                                           America having a maturity of not
                                           more than one (1) year from the date
                                           of issue and commonly known as
                                           "treasury bills";

                                  b)       Obligations of the United States of
                                           America having a maturity greater
                                           than one year, but no more than ten
                                           (10) years, from the date of issue
                                           and commonly known as "treasury
                                           notes";

                                  c)       Obligations of the United States of
                                           America having a maturity date in
                                           excess
                                           of ten (10) years from the date of
                                           issue and commonly known as
                                           "treasury bonds";

                                  d)       U.S. Treasury Securities converted
                                           by the Department of the Treasury
                                           into Separate Trading of Registered
                                           Interest and Principal of Securities
                                           ("STRIPS");

                                  e)       Obligations of Federal agencies of
                                           the government of the United States
                                           of America which are backed as to
                                           payment of interest and principal by
                                           the full faith and credit of the
                                           United States of America; and

                                  f)       Repurchase Agreements of government
                                           securities described in sections (a)
                                           through (e) above with dealers
                                           approved by Secured Party, provided
                                           that Sumitomo Bank Securities, Inc.
                                           and Goldman Sachs & Co. are hereby
                                           approved by Secured Party.

         3. Pledge. Cypress hereby grants, pledges, conveys, transfers and assigns to Secured Party as security for the Secured Obligations (as defined in Paragraph 4 below), a first priority security interest in and to the Collateral, all increases in profits therefrom, all substitutions therefor and additions thereto, and in all proceeds thereof.

         4. Security For Obligations. This Agreement secures and the Collateral is security for the payment in full when due of all sums due and owing under the Transaction Documents and for the performance of all of the obligations of Cypress under the Transaction Documents, whether for interest, fees, expenses or otherwise (collectively, the "Secured Obligations"), but the Secured Obligations, to the extent evidenced by the Transaction Documents, shall not in any event exceed the "Lease Investment Balance" plus any and all accrued and unpaid "Base Rent" and "Additional Rent" as such terms are defined in the Sublease.

         5. Enforceability of Lien. Cypress has entered into this Agreement in order to encumber the Collateral as security for the Secured Obligations.

Cypress irrevocably waives any and all conditions precedent or subsequent to the creation of the security interest herein and agrees that:

(i) it has no defense to the enforcement of any remedy or right provided for herein;

(ii) the security interest created hereby shall at all times be and remain a valid first priority security interest over the Collateral in favor of Secured Party for the Secured Obligations without regard to any act or omission of Secured Party either past, present or future;

(iii) Secured Party would not enter into the Ground Lease or Sublease without Cypress entering into this Agreement, and the Ground Lease and Sublease are of utmost importance to Cypress in that they will enable Cypress to Sublease from Secured Party the Land and the Improvements, which is of material benefit to Cypress; and

(iv) this Agreement, any supplemental agreements executed by Cypress pursuant to Paragraph 7(b) hereof, and all other Transaction Documents, shall be the whole and entire agreement between the parties with respect to the Collateral.

         6. Representations and Warranties. Cypress represents and warrants to Secured Party that Cypress is, and on the dates on which Collateral is delivered to or to the benefit of Secured Party, it will be the beneficial owner of the Collateral free and clear of any mortgage, charge, pledge, lien or other encumbrance (other than the security interest hereby created) or any option or other third party right.

         7. Affirmative Covenants by Cypress. Cypress hereby covenants with Secured Party that during the continuance of this Agreement and until such time as the Secured Obligations are paid in full in accordance with the terms of the Purchase Agreement and other Transaction Documents, it will at all times:

         (a) deliver to the Approved Custodian or its successor and permit the Approved Custodian during the continuance of this security to hold and retain the Collateral in the name of Secured Party, as pledgee in accordance with the custodial agreement by and among Cypress, Secured Party and Approved Custodian of even date herewith;

         (b) deliver such documents, including supplemental pledge agreements, as Secured Party may from time to time reasonably require to protect its security interest in and to the Collateral including the perfection of Secured Party's interest in the Collateral (duly executed by or signed on behalf of the registered holder) or upon the occurrence and during the continuation of an Event of Default (as defined in the Sublease) or vesting or enabling Secured Party to vest the same in itself or its nominees or in any purchaser to the extent that Secured Party may at any time without prior notice to Cypress (but with notice within five
                 (5) days thereafter) present them for registration (it being understood that any and all Collateral described in any such supplemental pledge agreement shall also be deemed to be Collateral herein for all purposes);

         (c) forthwith inform Secured Party of any material claim or notice relating to the Collateral received from any person and of all matters relevant thereto;

         (d) ensure that all bonds in the Collateral Fund shall be Securities;

         (e) ensure that the market value of the Collateral initially deposited with the Approved Custodian shall be in an amount equal to the required maintenance of security levels as described in Paragraph 9 below (the "Security Level"). For the purposes of determining the value of the Collateral Fund at any time, (i) any part of the Collateral denominated in a currency other than US Dollars shall be notionally converted into US Dollars at the spot rate or rates of exchange quoted at that time by the Approved Custodian for the purchase of US Dollars with such other currency and (ii) Securities shall be valued with reference to the closing market price on the relevant valuation date and will be taken from a recognized pricing service or market maker for such Securities; and

         (f) ensure that the remaining term to Maturity of any Securities shall be three (3) years or less.

         8. Negative Covenants by Cypress. Cypress hereby covenants with Secured Party that during the continuance of this Pledge and until such time as the Secured Obligations are paid in full or Cypress purchases the Improvements in accordance with the terms of the Purchase Agreement, it will at all times:

         (a)     not (without the prior written consent of Secured Party);

                 (i) in the case of Collateral in registered form, permit any person other than Approved Custodian

                          (or any of its customary depositories) to be registered as holder thereof or of any part thereof; or

                 (ii) create or permit to subsist any mortgage, charge, pledge, lien or encumbrance (other than in favor of Secured Party) on or over the Collateral or any part thereof or any interest therein;

         (b) not do or cause or permit to be done anything which in any way would depreciate, jeopardize or otherwise prejudice the value to Secured Party of the Collateral (provided that Cypress shall be entitled, pursuant to the provisions of Paragraphs 9, 18 and 19 hereof, to cause Approved Custodian to alter the composition of the Securities comprising the Collateral and to make withdrawals from the Collateral Fund and to remit the proceeds thereof to Cypress).

         9. Maintenance of Security Levels, Terms of Securities. The Approved Custodian shall review daily and report daily to Secured Party and Cypress the market value of the Collateral. In the event the market value of the Collateral Fund drops to less than 102% of the Lease Investment Balance, then Cypress shall deposit additional Collateral in the Collateral Fund, as appropriate, within two (2) business days after receipt of written notice from Secured Party or an Approved Custodian so as to restore the value of the Collateral to 102% of the Lease Investment Balance. Notwithstanding anything to the contrary in the Transaction Documents, if the coverage as to the Collateral Fund exceeds 102% of the outstanding Lease Investment Balance, Cypress shall, provided no Event of Default (as defined in the Sublease) (or an event with the passage of time or giving notice, would constitute an Event of Default) under the Sublease shall then be in effect and continuing, be entitled to the release of such excess Collateral so long as 102% coverage of the outstanding Lease Investment Balance is maintained on the date of such release. Any reasonable costs incurred by the Approved Custodian in the course of acting as agent for Secured Party and Cypress shall be paid by Cypress as provided in the Custody Agreement.

         10. Remedies upon Default. If any Event of Default shall have occurred and be continuing under the Sublease, then:

                 (a) Approved Custodian on behalf of Secured Party may, subject to Paragraph 10(c), exercise in respect of the Collateral in the Collateral Fund, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party in default under the Uniform Commercial Code (the "Code") in effect in the State of California at that time, and the Approved Custodian may also, without notice except as specified below, sell so much of the Collateral in the Collateral Fund or any part thereof in one or more packages at public or, to the extent allowed by applicable law, private sale, at any exchange, broker's board or at any of the Approved Custodian's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Approved Custodian may deem commercially reasonable.
Secured party shall concurrently deliver to Cypress a copy of any communication between Secured Party and Approved Custodian. Cypress agrees that, to the extent notice of sale shall be required by law, at least two (2) business days' notice to Cypress of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. If the Collateral is sold the proceeds shall be applied as provided in Section 10(b), below. The Approved Custodian shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Approved Custodian may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Secured Party agrees that it will realize upon the Collateral only by selling it in the recognized secondary market by either the Approved Custodian or another national brokerage firm.

                 (b) Any cash held by the Approved Custodian as Collateral and all cash proceeds received by the Approved Custodian in respect of any sale of, collection from, or other realization upon all or any part of, the Collateral shall be applied by the Approved Custodian:

         First, to the payment of the costs and expenses (other than Landlord's Taxes, as defined in the Sublease) reasonably incurred by an Approved Custodian in connection with any sale of Collateral, including reasonable compensation to the Approved Custodian and its agents and counsel, and all reasonable expenses, liabilities and advances made or incurred by the Approved Custodian in connection therewith;

         Next, to the Secured Party to the extent of the Secured Obligations (applied in such order as Secured Party shall determine); and

         Finally, after payment in full of all Secured Obligations, to Cypress, or its successors or assigns, or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

                 (c) Nothing contained in this Agreement shall limit Secured Party's access to the Collateral in the Collateral Fund in accordance with this Agreement, provided that in no event shall the Secured Party realize an aggregate amount from the Collateral Fund in excess of the Lease Investment Balance plus accrued and unpaid Base Rent and Additional Rent.

         11. Expenses. Cypress will upon demand pay to the Approved Custodian the amount of any and all reasonable expenses other than Landlord's Taxes, including the reasonable fees and expenses of its counsel and of any experts and agents, which the Approved Custodian or the Secured Party may reasonably incur in connection with (i) the administration of this Agreement, including fees associated with the determination of the value of the Collateral at any time, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Approved Custodian or the Secured Party hereunder or pursuant to law or equity, or (iv) the failure by Cypress to perform or observe any of the provisions hereof.

         12. Security Interest Absolute. To the fullest extent allowed by law, all rights of the Secured Party hereunder, and all obligations of Cypress hereunder, shall be absolute and unconditional irrespective of:

                           i) any lack of validity or enforceability of the Sublease, Ground Lease or any other agreement or instrument relating thereto;

                          ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Sublease or any other document executed in connection with the Sublease;

                         iii) any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations; or

                          iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Cypress or a pledgor.

         13. Amendments, Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by

Cypress herefrom, shall in any event be effective unless the same shall be in writing and signed by the Secured Party and Cypress, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         14. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing and mailed, sent by overnight courier service or delivered, addressed as set forth below, or at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Paragraph. All such notices and other communications shall, when mailed, sent by overnight courier service or delivered shall be effective when deposited in the mails or delivered to the overnight courier service, respectively, addressed as aforesaid and, when delivered be effective when received.

                 (a)      If to Cypress:

                          Cypress Semiconductor (Minnesota) Inc.
                          2401 E. 86th
                          Bloomington, MN  55425
                          Attn:  Mr. Jim Weir, Vice President, Finance

                          With copies to:

                          Cypress Semiconductor
                          3901 North First Street
                          San Jose, CA  95134
                          Attn:  Mr. Kirk Johnson, Corporate Controller

                          Wilson, Sonsini, Goodrich & Rosati
                          650 Page Mill Road
                          Palo Alto, CA  94304
                          Attn:  Debra Summers, Esq.

                 (b)      If to Secured Party:

                          Sumitomo Bank Leasing and Finance, Inc.
                          277 Park Avenue
                          New York, New York  10172
                          Attn:  Chief Credit Officer

                          With a copy to:

                          Landels, Ripley & Diamond
                          350 Steuart Street
                          San Francisco, CA  94105-1250
                          Attention:  Bruce W. Hyman, Esq.

         15. Continuing Security Interest; Transfer of Sublease. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full of the Secured Obligations, (ii) be binding upon Secured Party, Cypress, and their successors and assigns, and (iii) inure, together with the rights and remedies of the Secured Party and Cypress hereunder, to the benefit of the Secured Party, Cypress, and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii) Secured Party may assign or otherwise transfer the Sublease, to any other person or entity in accordance with the Sublease, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to it herein or otherwise. Upon the payment in full of the Secured Obligations, Cypress shall be entitled to the return, upon its request and at its expense, of such of the Collateral as shall not have been previously sold or otherwise applied pursuant to the terms hereof and Secured Party shall execute any and all appropriate documents necessary to reregister the excess Collateral in the name of Cypress.

         16. Governing Law: Terms. This agreement shall be governed by, and construed in accordance with, the laws of the State of California, without regard to the provisions thereof relating to conflict of laws, except as required by mandatory provisions of law and to the extent of the validity or perfection of the security interest hereunder, or the remedies hereunder, in respect of any Collateral, are governed by the law of a jurisdiction other than California. Unless otherwise defined herein terms defined in Articles 8 and 9 of the Code in the State of California are used herein as therein defined.

         17. Waiver of Jury Trial. CYPRESS AND SECURED PARTY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS, UNDER THIS AGREEMENT OR UNDER THE OTHER DOCUMENTS EXECUTED BY CYPRESS IN CONNECTION WITH THE SUBLEASE OR RELATIVE TO EACH OF THE FOREGOING.

         18. Collateral Transactions. So long as no Event of Default under the Transaction Documents has occurred and is continuing, and so long as all requirements for the perfection of Secured Party's security interest are satisfied, Cypress shall be entitled to request and Secured Party shall instruct the Approved Custodian to carry out buy and sell orders of the Securities and to thereby change the composition of the Collateral; provided that all conditions contained in Paragraphs 7 and 8 are satisfied. If Secured Party shall refuse to implement any instructions received from Cypress, it shall so notify Cypress within two (2) business days after its receipt of Cypress's instructions.

         19.     Withdrawal of Collateral.   Secured Party shall, provided that
all terms and conditions of this Agreement are satisfied, instruct the Approved Custodian to effect any withdrawal from the Collateral Fund requested by Cypress, and promptly remit the proceeds thereof to Cypress following receipt from the Approved Custodian, provided that such withdrawal does not result in the market value of the amount of Collateral Fund being less than the required Security Level set forth in Paragraph 9 above, as determined reasonably and in good faith by Secured Party in accordance with the terms of this Agreement. If Secured Party refuses to so instruct the Approved Custodian to make such withdrawal (in whole or in part), then Secured Party shall notify Cypress of such refusal no later than two (2) business days after receipt of Cypress's withdrawal notice.

         20.     Counterparts.   This Agreement may be executed in any number
of counterparts, each of which shall be deemed to be an original and all of which together shall comprise but a single instrument.

         IN WITNESS WHEREOF, Cypress and Secured Party have caused this Agreement to be duly executed and delivered by its officers thereunto duly authorized as of the date first above written.


                                        CYPRESS

                                        CYPRESS SEMICONDUCTOR
                                        (MINNESOTA) INC., a Delaware
                                        corporation


                                        By:   /s/ EMMANUEL HERNANDEZ
                                              --------------------------------
                                        Name: Emmanuel Hernandez
                                              --------------------------------
                                        Its:  Authorized Representative
                                              --------------------------------

                      [Signatures continued on next page.]

                                        Secured Party

                                        SUMITOMO BANK LEASING AND
                                        FINANCE, INC., a Delaware
                                        corporation

                                        By:   /s/ WILLIAM M. GINN
                                              --------------------------------
                                        Name: William M. Ginn
                                              --------------------------------
                                        Its:  President
                                              --------------------------------

                                   EXHIBIT A

                               LEGAL DESCRIPTION


The land referred to is situated in the State of Minnesota, County of Hennepin, and is described as follows:

     Lot 1, Block 1, Cypress Addition, Hennepin County, Minnesota

                               PURCHASE AGREEMENT

         This PURCHASE AGREEMENT (this "AGREEMENT") is made as of September 1, 1994, by CYPRESS SEMICONDUCTOR CORPORATION, a Delaware corporation ("CYPRESS"), and BNP LEASING CORPORATION, a Delaware corporation ("BNP").

                                R E C I T A L S

         A. BNP is acquiring the land described in Exhibit A attached hereto and the improvements and certain fixtures located thereon and is leasing the same to Cypress pursuant to that certain Lease Agreement (as from time to time supplemented, amended or restated, the "LEASE") between Cypress and BNP dated as of the date hereof. (The land described in Exhibit A and any and all other real or personal property from time to time covered by the Lease and included within the "LEASED PROPERTY" as defined therein are hereinafter collectively referred to as the "PROPERTY".)

         B. BNP is also concurrently herewith receiving a separate environmental indemnity from Cypress pursuant to an Environmental Indemnity Agreement (as from time to time supplemented, amended or restated, the "Environmental Indemnity") between Cypress and BNP dated as of the date hereof.

         C. Cypress has agreed to purchase or cause the purchase of the Property, on and subject to the terms and conditions set out herein.

         NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Definitions. As used herein, the terms "Cypress", "BNP", "Property", "Lease" and "Environmental Indemnity" shall have the meanings indicated above; terms with initial capitals defined in the Lease and used but not defined herein shall have the meanings assigned to them in the Lease; and the terms listed immediately below shall have the following meanings:

                 (a) Applicable Purchaser. "Applicable Purchaser" means any third party designated by Cypress to purchase the interest of BNP in the Property as provided in Paragraph 2 (a) (ii) below.

                 (b) Closing Deadline. "Closing Deadline" means September 1, 1999, or if September 1, 1999 is not a Business Day, then the next following Business Day.

                 (c) Designated Payment Date. "Designated Payment Date" means the earlier of the following:

                            (i)   the Closing Deadline; or

                           (ii)   any Business Day designated by BNP in a
written notice given by BNP to Cypress when an Event of Default by Cypress has occurred and is continuing, provided the Business Day so designated by BNP is no earlier than thirty (30) days after the date of such notice; or

                          (iii)   any Business Day designated by Cypress in a
written irrevocable and unconditional notice given by Cypress to BNP; provided, the Business Day so designated by Cypress must be no earlier than sixty (60) days after the date of such notice, unless an Event of Default has occurred and is continuing on the date of such notice, in which case the Business Date so designated must be no earlier than fifteen (15) days after the date of such notice and no later than thirty (30) days after the date of such notice.

If BNP send a notice to Cypress pursuant to the preceding clause (ii) properly designating a Designated Payment Date, and Cypress sends a notice to BNP pursuant to the preceding clause (iii) properly designating a different Designated Payment Date, the earlier of the two dates so designated shall be the "Designated Payment Date" hereunder regardless of which notice was first sent.

                 (d) Fair Market Value. "Fair Market Value" means the fair market value of the Property on or about the Designated Payment Date (calculated under the assumptions, whether or not then accurate, that Cypress has maintained the property in compliance with the Lease and all Applicable Laws [including Environmental Laws]; that Cypress has repaired and restored the property after any damage following fire or other casualty to the extent required by the Lease; that Cypress has restored the remainder of the property after any partial taking by eminent domain to the extent required by the Lease; that cypress has completed any contests of and paid any taxes due [other than Excluded Taxes] or other amounts secured by or allegedly secured by a lien against the property other than Landlord's Liens; and that Cypress has cured any title defects affecting the Property other than Landlord's Liens, all in accordance with the standards and requirements of the Lease as though the Lease were continuing in force) as determined by an independent MAI appraiser selected by BNP, which appraiser must have five (5) years or more experience appraising similar properties in northern California.

                 (e) Purchase Price. "Purchase Price" means an amount equal to Stipulated Loss Value outstanding on the Designated Payment Date, plus all costs and expenses (including appraisal costs, Attorneys' Fees, and any Breakage Costs incurred by BNP if the Designated Payment Date does not fall on a Base Rental Date) incurred by BNP in connection with any sale of the Property by BNP hereunder or in connection with collecting sales proceeds due hereunder.

                 (f) Remarketing Notice. "Remarketing Notice" shall have the meaning assigned to it in Paragraph 2 (b) (1) below.

                 (g) Required Documents. "Required Documents" means the grant deed and other documents that BNP must tender pursuant to Paragraph 3 below.

                 (h) Shortage Amount. "Shortage Amount" means any amount payable to BNP by Cypress, rather than by the Applicable Purchaser, pursuant to clause 2 (a) (ii) below.

         2.      Cypress's Elections and Obligations on the Designated Payment
Date.

                 (a) Choices. On the Designated Payment Date Cypress shall have the right and the obligation to either:

                            (i)   purchase BNP's interest in the property and
in Escrowed Proceeds, if any, for a net cash price equal to the Purchase Price;
or

                           (ii)   cause the Applicable Purchaser to purchase
BNP's interest in the property and in Escrowed proceeds, if any, for a net cash price not less than the lesser of (a) the Fair Market Value of the property or
(b) fifteen (15%) of Stipulated Loss Value outstanding immediately prior to the purchase. If, however, the Fair Market Value is less than fifteen (15%) of Stipulated Loss Value, BNP may elect to keep the Property and any Escrowed Proceeds rather than sell to the Applicable Purchaser, in which case BNP's retention of the Property shall be subject to Paragraph 2 (f) below and Cypress shall pay BNP an amount equal to (A) eighty-five percent (85%) of Stipulated Loss Value, less (B) any Escrowed proceeds then held and to be retained by BNP. Unless BNP elects to keep the property pursuant to the preceding sentence, in addition to causing the purchase of the property by the Applicable purchaser Cypress must make a supplemental payment to BNP on the Designated Payment Date equal to the excess (if any) of (1) the Purchase Price over (2) the cash proceeds of the sale actually paid to BNP by the Applicable Purchaser for BNP's interest in the property and in Escrowed proceeds, if any (after deduction of all costs and expenses, [including appraisal costs and Attorneys' Fees, as defined in the Lease] incurred in connection with any sale of the property by BNP hereunder or in connection with collecting sales proceeds due hereunder) (the "NET CASH PROCEEDS"). However, provided no Event of Default has occurred and is continuing under the Lease, and provided further than neither Cypress nor any Applicable Purchaser has failed to pay any amount required to be paid by this Agreement on the date such amount first became due, any supplemental payment required by the preceding sentence shall not exceed eighty-five percent (85%) of Stipulated Loss Value on the Designated Payment Date. Any supplemental payment payable to BNP by Cypress, rather than by the Applicable Purchaser, pursuant to this clause (ii) is hereinafter referred to as the "SHORTAGE AMOUNT." If the Net Cash proceeds actually paid by the Applicable purchaser to BNP exceeds the Purchase Price and all other sums that are then due from Cypress to BNP under this Agreement, the Lease, the Pledge Agreement and the Custodial Agreement, Cypress shall be entitled to such excess.

                 (b) Election by Cypress. Cypress shall have the right to elect whether it will satisfy the obligations set out in clause (i) or (ii) of the preceding Paragraph 2 (a); provided, however, that the following conditions are satisfied:

                            (i)   To give BNP the opportunity to have the Fair
Market Value determined by an appraiser before the Designated Payment Date, Cypress must, unless Cypress agrees that Fair Market Value will not be less than fifteen percent (15%) of Stipulated Loss Value on the Designated Payment Date, provide BNP with a Remarketing Notice. "Remarketing Notice" means a notice given by Cypress to BNP no earlier than one hundred eighty (180) days before the Designated Payment Date and no later than ninety (90) days before the Designated Payment Date, specifying that Cypress does not agree that the Fair Market Value is equal to or greater than fifteen percent (15%) of the Stipulated Loss Value. No Remarketing Notice will be required unless cypress does not agree that Fair Market Value will equal or exceed fifteen percent (15%) of Stipulated Loss Value on the Designated Payment Date. But if for any reason (including but not limited to any acceleration of the Designated Payment Date pursuant to clauses (ii) or (iii) of the definition of Designated Payment Date above) Cypress fails to provide a Remarketing Notice within the time periods specified in the definition of Remarketing Notice above, Fair Market Value shall, for purposes of this Agreement, be deemed to be no less than fifteen percent (15%) of Stipulated Loss Value on the Designated Payment Date.

                           (ii)   To give BNP the opportunity to prepare the
Required Documents before the Designated Payment Date, Cypress must, if it is to elect to satisfy the obligations set forth in clause (ii) of Paragraph 2
(a), irrevocably specify an Applicable Purchaser in notice to BNP given at least seven (7) days prior to the Designated Payment Date. If for any reason Cypress fails to so specify an Applicable Purchaser, Cypress shall be deemed to have irrevocably elected to satisfy the obligations set forth in clause (i) of Paragraph 2 (a).

                 (c) Termination of Cypress's Option To Purchase. Without limiting BNP's right to require Cypress to satisfy the obligations imposed by Paragraph 2 (a), Cypress shall have no further option hereunder to purchase the property if either:

                            (i)   Cypress shall have elected to satisfy its
obligations under clause (ii) of Paragraph 2 (a) on the Designated Payment Date and BNP shall have elected to keep the property in accordance with clause (ii) of Paragraph 2 (a); or

                           (ii)   Cypress shall have failed on the Designated
Payment Date to make or cause to be made all payments to BNP required by this Agreement or by the Lease and such failure shall have continued beyond the thirty (30) day period for tender specified in the next sentence.

         If BNP does not receive all payments due under the Lease and all payments required hereunder on the Designated Payment Date, Cypress may nonetheless tender to BNP the full Purchase Price and all amounts then due under the Lease, together with interest on the total Purchase Price computed at the Default Rate from the Designated Payment Date to the date of tender, and if presented with such a tender within thirty (30) days after the Designated Payment Date, BNP must accept it and promptly thereafter deliver any Escrowed Proceeds and a deed and all other Required documents.

                 (d) Payment to BNP. All amounts payable under the preceding Paragraphs 2 (a) or 2 (c) by Cypress and, if applicable, by the Applicable Purchaser must be paid directly to BNP, and no payment on behalf of or for the account of BNP to any other party shall be effective for the purposes of this Agreement. In addition to the payments required under Paragraphs 2 (a) hereunder, on the Designated Payment Date Cypress must pay all amounts then due to BNP under the Lease. BNP will remit any excess amounts due Cypress pursuant to the last sentence of clause (ii) of Paragraph 2 (a) promptly after BNP's receipt of the same.

                 (e) Effect of Options on Subsequent Title Encumbrances. it is the intent of BNP and cypress that any conveyance of the property to Cypress or any Applicable Purchaser pursuant to this Agreement shall cut off and terminate any interest in the property claimed by, through or under BNP (but not any unsatisfied obligations to BNP under the Lease, the Environmental Indemnity or this Agreement), including but not limited to any claim by Participants, any leasehold or other interests conveyed by BNP in the ordinary course of BNP's business and any other Landlord's Liens. Anyone accepting or taking any interest in the property by or through BNP after the date of this Agreement shall acquire such interest subject to the rights and options granted Cypress hereby. further, Cypress and any Applicable Purchaser shall be entitled to pay any payment required by this Agreement for the purchase of the Property directly to BNP notwithstanding any actual or attempted prior conveyance or assignment by BNP, voluntary or otherwise, of any right or interest in this Agreement or the property; neither Cypress nor any Applicable Purchaser shall be responsible for the proper distribution or application by BNP of any such payments to

BNP; and any such payment to BNP shall discharge the obligation of Cypress to cause such payment to be made to all persons claiming an interest in such payment.

                 (f) Restrictions Applicable If BNP Retains the Property. Without limiting BNP's right to require Cypress to satisfy the obligations imposed by Paragraph 2 (a), BNP shall not itself lease the Property or occupy it for use in its own business after the Designated Payment Date, but rather shall offer the property for sale to third parties, if both of the following conditions (the "USE RESTRICTION CONDITIONS") are satisfied:

                            (i)   Cypress shall have elected to satisfy its
obligations under clause (ii) of Paragraph 2 (a) on the Designated Payment Date and BNP shall have elected to keep the property in accordance with clause (ii) of Paragraph 2 (a); and

                           (ii)   Cypress shall have cured any failure to make
or cause to be made all payments to BNP required on the Designated Payment Date by this Agreement or by the Lease within the thirty (30) days described in Paragraph 2 (c) (ii).

         If, but only if, the Use Restriction Conditions are satisfied, BNP shall pay to Cypress the excess, if any, of:

                 (1) the sum of (a) all sales, condemnation and insurance proceeds ACTUALLY RECEIVED by BNP from any sale after the Designated Payment Date of any interest in, or because of any subsequent taking or damage to, the property, plus (b) any Escrowed proceeds retained by BNP; over

                 (2) the sum of (i) all costs incurred by BNP of collecting the proceeds described in the preceding part 1, plus (ii) all ad valorem taxes, insurance premiums and other costs of every kind incurred by BNP with respect to the ownership, operation or maintenance of the property after the Designated Payment Date, plus (iii) fifteen percent (15%) of the Stipulated Loss Value used to compute the Shortage Amount under Paragraph 2 (a) (ii) above, plus (iv) interest computed at the Default Rate on costs and other amounts described in the preceding clauses (i),
                          (ii) and (iii) from the date incurred (in the case of costs described in clauses (i) and (ii)) or from the Designated Payment Date (in the case of the amount described in clause (iii)) until repaid to BNP by proceeds described in the preceding part 1.

         However, nothing herein contained shall be construed to require BNP, or to imply a duty on BNP's part, to incur any expense or to exercise any diligence (A) to sell the property, or (B) to collect or maximize the excess proceeds described in the preceding sentence, or (C) to maintain or insure the property. Without limiting the foregoing, if BNP retains the property BNP shall be entitled, even if the Use Restriction Conditions are satisfied, to determine in its sole and absolute discretion how and for what price (which need not equal or exceed Fair Market Value) and upon what terms the Property should be sold and how and upon what terms to settle any claim for insurance or condemnation proceeds concerning the property.

         3. Terms of Conveyance Upon Purchase. Immediately after receipt of all payments to BNP required pursuant to the preceding Paragraph 2, BNP must, unless it is to keep the property as permitted by Paragraph 2 (a) (ii):
(A) deliver Escrowed Proceeds, if any, and (B) convey the interest in the Property received by BNP pursuant to the Existing Contract (save and except any interest in or any part of the property previously taken by eminent domain) by grant deed to Cypress or the Applicable Purchaser, as the case may be, subject to any encumbrances that do not constitute Landlord's Liens. However, such conveyance shall not include the right to receive any payment then due BNP or that may thereafter become due to BNP under the Lease, the Environmental Indemnity or this Agreement because of any expense or liability incurred by BNP resulting in whole or in part from events or circumstances occurring before such conveyance. All costs of such purchase and conveyance of every kind whatsoever, both foreseen and unforeseen, shall be the responsibility of the Applicable purchaser or Cypress, and the form of grant deed used to accomplish such conveyance shall be substantially in the form attached as Exhibit B. With such grant deed, BNP shall also tender to Cypress or the Applicable Purchaser, as the case may be, the Escrowed proceeds and the following documents, each fully executed and, where appropriate, acknowledged on BNP's behalf by an officer of BNP: (1) a Preliminary Change of Ownership Report in the form attached as Exhibit C, (2) a Bill of Sale and Assignment of Contract Rights and Intangible Assets in the form attached as Exhibit D, (3) an Acknowledgement of Disclaimer of Representations and Warranties, in the form attached as Exhibit E, which Cypress or the Applicable Purchaser must execute and return to BNP, (5) a Documentary Transfer Tax Request in the form attached as Exhibit F,
(6) a Secretary's Certificate in the form attached as Exhibit G, (7) a letter to the title insurance company insuring title to the Property in the form attached as Exhibit H, (8) a certificate concerning tax withholding in the form attached as Exhibit I, (9) an Assignment and Assumption of Grantor's rights under Declaration of covenants, Conditions and Restrictions for Oakmeade - San Jose in the form attached as Exhibit J, and (10) if applicable, an Indemnity for Landlord's Liens in the form attached hereto as Exhibit K. The Indemnity for Landlord's Liens described in the preceding sentence shall be required if, but only if, before the other Required Documents are tendered by BNP in accordance with this Agreement, Cypress shall have identified, provided a written list to BNP of, and been unable to obtain a commitment for title insurance against, any title encumbrances that Cypress believes in good faith may constitute Landlord's Liens and that, if valid, would constitute Landlord's Liens. As such Indemnity will be completed by attaching a list of such identified encumbrances as Annex B thereto.

         4.      Survival of Cypress's Obligations.

                 (a) Status of this Agreement. Except as expressly provided herein, this Agreement shall not terminate, nor shall Cypress or BNP or any of their successors or assigns have any right to terminate this Agreement, nor shall Cypress be entitled to any adjustment of the Purchase Price hereunder, nor shall the obligations of Cypress and BNP be affected by reason of (i) any damage to or the destruction of all or any part of the property from whatever cause,
         (ii) the taking of or damage to the property or any portion thereof under the power of eminent domain or otherwise for any reason, (iii) the prohibition, limitation or restriction of Cypress's use of all or any portion of the Property or any interference with such use by governmental action or otherwise, (iv) any eviction of Cypress or any party claiming under Cypress by paramount title or otherwise (provided, if Cypress is wrongfully evicted by BNP or by any third party exercising its rights under a Landlord's Lien, then cypress will have the remedies described in the last sentence of this Paragraph),
         (v) Cypress's prior acquisition or ownership of any interest in the property, (vi) any default on the part of BNP under this Agreement, the Lease or any other agreement to which BNP is a party, or (vii) any other cause, whether similar or dissimilar to the foregoing, any existing or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Cypress hereunder (including Cypress' obligation to make payments under Paragraph 2 and, if applicable, to cause the Applicable Purchaser to make payments under Paragraph 2) shall be separate and independent of the covenants and agreements of BNP. Accordingly, subject only to the tender by BNP of Required Documents (if such tender is not excused because of an election by BNP to keep the property under Paragraph 2
         (a) (ii)) and of any Escrowed proceeds, the Purchase price and the Shortage Amount, as the case may be under Paragraph 2, shall continue to be payable in all events, and the obligations of Cypress hereunder shall continue unaffected by any breach of this Agreement by BNP. However, nothing in this subparagraph, nor the performance without objection by Cypress of its obligations hereunder, shall be construed as a waiver by Cypress of any right Cypress may have at law or in equity, following (A) any failure by BNP to tender any Escrowed proceeds or a grant deed or any of the other Required Documents as required by Paragraph 3 (if such tender is not excused because of an election by BNP to keep the Property under Paragraph 2 (a) (ii)) upon the tender by Cypress or the Applicable Purchaser of the payments required by Paragraph 2 and of any other documents to be executed in favor of BNP at the closing of the sale hereunder, or (B) any failure by BNP to remove all Landlord's Liens before conveying the property pursuant to this Agreement, (i) to recover monetary damages proximately caused by such failure of BNP if BNP does not cure the failure within thirty (30) days after Cypress demands a cure by written notice to BNP, or (ii) to obtain a decree compelling specific performance of BNP's obligations hereunder.

                 (b) Remedies Under the Lease and the Environmental Indemnity. No repossession of or re-entering upon the property or exercise of any other remedies available under or in connection with the Lease (including any termination of the Lease by BNP because of an Event of Default or any rejection of the Lease by Cypress in any bankruptcy proceeding) or the Environmental Indemnity shall relieve the parties of their liabilities and obligations hereunder, all of which shall survive the exercise of remedies available under or in connection with the Lease and Environmental Indemnity. The parties acknowledge that the consideration for this Agreement is separate and independent of the consideration for the Lease and the Environmental Indemnity, and their obligations hereunder shall not be affected or impaired by any event or circumstance that would excuse Cypress or BNP from performance of an obligation under the Lease or the Environmental Indemnity or the Pledge Agreement. provided, however, nothing in this subparagraph 4 (b) shall be construed to impair, amend, modify, limit or otherwise affect the definition of Designated Payment Date.

         5. Remedies Cumulative. No right or remedy herein conferred upon or reserved to BNP is intended to be exclusive of any other right or remedy BNP has with respect to the property, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. In addition to other remedies available under this Agreement, either party shall be entitled, to the extent permitted by applicable law, to a decree compelling performance of any of the other party's agreements hereunder.

         6. No Implied Waiver. The failure of either party to this Agreement to insist at any time upon the strict performance of any covenant or agreement of the other party or to exercise any remedy contained in this Agreement shall not be construed as a waiver or a relinquishment thereof for the future. The waiver by either party of or redress for any violation of any term, covenant, agreement or condition contained in this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. No express waiver by either party shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. A receipt by BNP of any payment hereunder with knowledge of the breach of this Agreement shall not be deemed a waiver of such breach, and no waiver by either party of any provision of this Agreement shall be deemed to have been made unless expressed in writing and signed by the waiving party.

         7. Attorneys' Fees and Legal Expenses. If either party commences any legal action or other proceeding to enforce any of the terms of this Agreement or the documents and agreements referred to herein, or because of any breach by the other party or dispute hereunder or thereunder, the successful or prevailing party, shall be entitled to recover from the nonprevailing party all Attorneys' Fees incurred in connection therewith, whether or not such controversy, claim or dispute is prosecuted to a final judgment. Any such Attorneys' Fees incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from such judgment, and the obligation for such Attorneys' Fees is intended to be severable from other provisions of this Agreement and not to be merged into any such judgment.

         8. Estoppel Certificate. Each party will, upon not less than twenty (20) days' prior written request, execute, acknowledge and deliver to the requesting party a written statement certifying that this Agreement is unmodified and in full effect (or, if there have been modifications, that this Agreement is in full effect as modified, and setting forth such modification) and either stating that no default exists hereunder or specifying each such default of which the signer may have knowledge. Any such statement may be relied upon by any prospective purchaser or assignee with respect to the property. Each party shall be required to provide such a certificate no more frequently than once in any six month period; provided, however, that if a party determines that there is a significant business reason for requiring a current certificate, including, without limitation, the need to provide such a certificate to a prospective purchaser or assignee, the other party shall provide a certificate upon request whether or not a certificate has bee provided within the prior six month period.

         9.      Notices.

                 (a) All payments required to be made by Cypress or the Applicable Purchaser to BNP hereunder shall be paid to BNP in immediately available funds by wire transfer to:

                                  Federal Reserve Bank of San Francisco
                                  Account:  Banque Nationale de Paris
                                  ABA #:  121027234
                                  Reference:  Cypress.

or at such other place and in such other manner as BNP may designate in a notice to Cypress (provided BNP will not unreasonably designate a method of payment other than wire transfer). time is of the essence as to all payments to BNP under this Agreement. Any payments required to be made by BNP to Cypress pursuant to the last sentence of clause (ii) of Paragraph 2 (a) shall be paid to Cypress in immediately available funds at the address of Cypress set forth below or as Cypress may otherwise direct by written notice sent in accordance herewith.

                 (b) All notices, demands and other communications to be made hereunder to the parties hereto shall be in writing (at the addresses set forth below) and shall be given by any of the following means: (A) personal service, with proof of delivery or attempted delivery retained; (B) electronic communication, whether by telex, telegram or telecopying (if confirmed in writing sent by United States first class mail, return receipt requested); or
(C) registered or certified first class mail, return receipt requested. Such addresses may be changed by notice to the other parties given in the same manner as provided above. Any notice or other communication sent pursuant to clause (A) or (C) hereof shall be deemed received (whether or not actually received) upon first attempted delivery at the proper notice address on any Business Day between 9:00 A.M. and 5:00 P.M., and any notice or other communication sent pursuant to clause (B) hereof shall be deemed received upon dispatch by electronic means.

                                           Address of BNP:

                                           BNP Leasing Corporation
                                           717 North Harwood Street
                                           Suite 2630
                                           Dallas, Texas  75201
                                           Attention:  Lloyd Cox
                                           Telecopy:  (214) 969-0060

                                       With a copy to:

                                       Banque Nationale de Paris, San Francisco
                                       180 Montgomery Street
                                       San Francisco, California  94104
                                       Attention:  Jennifer Cho
                                       Telecopy:  (415) 296-8954

                                       And with a copy to:

                                       Clint Shouse
                                       Thompson & Knight, P.C.
                                       1700 Pacific Avenue, Suite 3300
                                       Dallas, Texas  75201
                                       Telecopy:  (214) 969-1550

                                       Address of Cypress:

                                       Cypress Semiconductor Corporation
                                       3901 North First Street
                                       San Jose, California  95134
                                       Attn:  Chief financial Officer
                                       Telecopy:  (408) 943-2796

                                       With a copy to:

                                       Wilson, Sonsini, Goodrich & Rosati
                                       650 Page Mill Road
                                       Palo Alto, California  94304-1050
                                       Attention:  Real Estate Department
                                       Telecopy:  (415) 493-6811

         10. Severability. Each and every covenant and agreement of Cypress contained in this Agreement is, and shall be construed to be, a separate and independent covenant and agreement. If any term or provision of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid and unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Further, the obligations of Cypress hereunder, to the maximum extent possible, shall be deemed to be separate, independent and in addition to, not in lieu of, the obligations of Cypress under the Lease. In the event of any inconsistency between the terms of this Agreement and the terms and provisions of the Lease, the terms and provisions of this Agreement shall control.

         11. Entire Agreement. This Agreement and the documents and agreements referred to herein set forth the entire agreement between the parties concerning the subject matter hereof and no amendment or modification of this Agreement shall be binding or valid unless expressed in a writing executed by both parties hereto.

         12. Paragraph Headings. The paragraph headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several paragraphs hereof.

         13. Gender and Number. Within this Agreement, words of any gender shall be held and construed to include any other gender and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires.

         14. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE UNDER AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA WITHOUT REGARD TO CONFLICTS OR CHOICE OF LAWS.

         15. Successors and Assigns. The terms, provisions, covenants and conditions hereof shall be binding upon Cypress and BNP and their respective permitted successors and assigns and shall inure to the benefit of Cypress and BNP and all permitted transferees, mortgagees, successors and assignees of Cypress and BNP with respect to the property; provided, that the rights of BNP hereunder shall not pass to Cypress or any Applicable Purchaser or any subsequent owner claiming through them. Prior to the Designated Payment Date BNP may transfer, assign and convey, in whole or part, the Property and any and all of its rights under this Agreement and the other Purchase Documents (subject to the terms of this Agreement) by any conveyance that constitutes a Permitted Transfer, but not otherwise. If BNP so sells or otherwise transfers the Property and assigns its rights under this Agreement, the other Purchase documents and the Lease pursuant to a Permitted Transfer, and if BNP's successor in interest confirms its liability for the obligations imposed upon BNP by this Agreement, the other Purchase documents and the Lease on and subject to the express terms set out herein and therein, then BNP shall thereby be released from any further obligations under this Agreement, the other Purchase Documents and the Lease and Cypress agrees to look solely to each successor in interest of BNP for performance of such obligations.

         16. WAIVER OF JURY TRIAL. BNP AND Cypress EACH HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THE LEASE, THIS AGREEMENT OR ANY OTHER DOCUMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Cypress and BNP each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement and the other documents referred to herein, and that each will continue to rely on the waiver in their related future dealings. Cypress and BNP each further warrant and represent that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LEASE, THIS AGREEMENT OR THE ENVIRONMENTAL INDEMNITY. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

         17. Tax Reporting. Reference is made to Paragraph 19 (k) of the Lease, which explains that BNP and Cypress intend that the Lease and this ?Agreement shall have a form for income tax purposes which is different than the form of the Lease and the Agreement for other purposes.

         18. Security and Escrowed Proceeds. Cypress's obligations under this Agreement are secured by the Pledge Agreement, reference to which is hereby made for a description of the Collateral (as defined in the Pledge Agreement) covered thereby and the rights and remedies provided to BNP thereby. Although BNP shall be entitled to hold all Collateral as security for the full and faithful performance by Cypress of Cypress's covenants and obligations under this Agreement, the Collateral shall not be considered an advance payment of the Purchase Price or any Shortage Amount or a measure of BNP's damages should Cypress breach this Agreement. BNP shall be entitled to return any Collateral not sold or used to satisfy the obligations secured by the Pledge Agreement directly to Cypress notwithstanding any prior actual or attempted conveyance or assignment by Cypress, voluntary or otherwise, of any right to receive the same; neither BNP nor the custodian named in the Custodial Agreement shall be responsible for the proper distribution or application by Cypress of any such Collateral returned to Cypress; and any such return of Collateral to Cypress shall discharge any obligation of BNP to deliver such Collateral to all Persons claiming an interest in the Collateral. Further, BNP shall be entitled to deliver any Escrowed Proceeds it holds on the Designated Payment Date directly to Cypress or to any Applicable Purchaser purchasing BNP's interest in the Property and the Escrowed proceeds pursuant to this Agreement notwithstanding any prior actual or attempted conveyance or assignment by Cypress, voluntary or otherwise, of any right to receive the same; BNP shall not be responsible for the proper distribution or application by Cypress or any Applicable Purchaser of any such Escrowed Proceeds paid over to Cypress or the Applicable Purchaser; and any such payment of Escrowed Proceeds to Cypress or an Applicable Purchaser shall discharge any obligation of BNP to deliver the same to all Persons claiming an interest therein.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        "BNP"

                                        BNP LEASING CORPORATION, a Delaware
                                        corporation

                                        By: /s/ LLOYD G. COX
                                            -----------------------------------
                                            Lloyd G. Cox, Vice President


                                        "Cypress"

                                        CYPRESS SEMICONDUCTOR CORPORATION, a
                                        Delaware corporation

                                        By: /s/ EMMANUEL HERNANDEZ
                                            -----------------------------------
                                            Name:  Emmanuel Hernandez
                                                   ----------------------------
                                            Title: Chief Financial Officer
                                                   ----------------------------

                                  GROUND LEASE

     THIS GROUND LEASE ("Lease") is made and entered into as of the 29th day of December, 1994, by and between CYPRESS SEMICONDUCTOR (MINNESOTA) INC., a Delaware corporation ("Landlord") and SUMITOMO BANK LEASING AND FINANCE, INC., a Delaware corporation ("Tenant").

                                   ARTICLE I.

                                 LEASED PREMISES

     1.1 Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, that certain parcel of land ("Land") located in the City of Bloomington, State of Minnesota, as more particularly described in Exhibit A attached hereto and by this reference incorporated herein (the "Premises"), upon and subject to the terms and provisions of this Lease.

                                   ARTICLE II.

                                      TERM

     2.1 The term of this Lease ("Term") shall be for fifty (50) consecutive years commencing on December 29, 1994 and expiring on December 29, 2044 (the "Expiration Date").

                                  ARTICLE III.

                             USE/COMPLIANCE WITH LAW

     3.1 The Premises shall be used solely for the purpose of constructing certain Improvements on the Land upon such terms and conditions as agreed by Landlord and its subtenant under the sublease executed by Landlord and Tenant of even date herewith (the "Sublease") and for any other legal use.

                                   ARTICLE IV.

                                     RENTAL

     4.1 On or before the execution of this Lease by Tenant, Tenant shall pay to Landlord as rental for the Premises, the sum of One Dollar ($1.00) as Tenant's "Base Rent" for the first ten (10) years of the Term of the Lease, payable at the address set forth in Article 12 below. Effective as of December 29, 2004, the Base Rent shall be increased to the then fair market rent for comparable land located in a comparable section of Bloomington, Minnesota as of the effective date of such increase in Base Rent, as Landlord and Tenant shall agree.

                                   ARTICLE V.

                                      TAXES

     5.1 All taxes other than Landlord's Taxes (as defined in the Sublease) levied and assessed against the Premises shall be paid by Landlord, and Tenant shall be indemnified and saved harmless by Landlord from and against payment of the same.

                                   ARTICLE VI.

                                    INSURANCE

     6.1 Tenant shall have no obligation to carry any insurance covering the Premises.

                                  ARTICLE VII.

                                  IMPROVEMENTS

     7.1 All Improvements constructed on the Premises either prior to or during the Term of this Lease shall be the property of Tenant during the Term hereof, subject to the rights of the subtenant under the Sublease.

                                  ARTICLE VIII.

                             REPAIRS AND MAINTENANCE

     8.1 Tenant shall not be obligated to make any repairs to the Premises or to maintain the Premises during the Term of this Lease.

                                   ARTICLE IX.

                                 ATTORNEYS' FEES

     9.1 In the event that at any time during the Term of this Lease either Landlord or Tenant shall institute any action or proceeding against the other relating to the provisions of this Lease, or any default hereunder, then and in that event, the unsuccessful party in such action or proceeding agrees to reimburse the successful party herein for the reasonable expenses of attorneys' fees and costs incurred therein by the successful party.

                                   ARTICLE X.

                             SCOPE OF THE AGREEMENT

     10.1 This Lease is and shall be considered to be the only agreement between the parties hereto concerning the subject hereof. All negotiations and oral agreements acceptable to both parties are included therein.

                                   ARTICLE XI.

                               CAPTIONS AND TERMS

     11.1 The captions of Articles of this Lease are for convenience only and are not a part of this Lease and do not in any way limit or amplify the terms and provisions of this Lease.

                                  ARTICLE XII.

                           NOTICES AND PAYMENT OF RENT

     12.1 Wherever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to or on the other, such notice or demand shall be given or served and shall not be deemed to have been duly given or served unless in writing and forwarded by private delivery with acknowledged receipt, commercial overnight courier, or by certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

    To Landlord:

                     Cypress Semiconductor (Minnesota) Inc.
                     2401 E. 86th
                     Bloomington, MN  55425
                     Attn: Mr. Jim Weir, Vice President, Finance

    With copies to:

                     Cypress Semiconductor
                     3901 North First Street
                     San Jose, CA  95134
                     Attn: Mr. Kirk Johnson, Corporate Controller

                     Wilson, Sonsini, Goodrich & Rosati
                     650 Page Mill Road
                     Palo Alto, CA  94304
                     Attn:  Debra Summers, Esq.

    To Tenant:
                     Sumitomo Bank Leasing and Finance, Inc.
                     277 Park Avenue
                     New York, New York  10172
                     Attn:  Chief Credit Officer

               With a copy to:
                     Landels, Ripley & Diamond
                     350 Steuart Street
                     San Francisco, CA  94105-1250
                     Attention:  Bruce W. Hyman, Esq.

All rental and other payments shall be paid by Tenant to Landlord at the address above provided. Either party may change its address by written notice to the other delivered in accordance with this Article 12.

                                  ARTICLE XIII.

                            OBLIGATIONS OF SUCCESSORS

     13.1 The parties hereto agree that all the provisions hereof are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each separate paragraph hereof, and that all of the provisions hereof shall bind and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns.

                                  ARTICLE XIV.

                         WAIVER OF DEMAND FOR POSSESSION

     14.1 Tenant waives any demand for possession of the Premises and any demand for payment of Base Rent and notice of inte nt to re-enter the Premises, or of intent to terminate this Lease, and waives any and every other notice or de mand prescribed by any applicable statutes or laws.

                                   ARTICLE XV.

                                    SURRENDER

     15.1 Tenant covenants that it will vacate the Premises and surrender to Landlord all improvements thereon immediately upon the expiration or sooner termination of the Lease. If Tenant remains in possession of the Premises or any part thereof after the termination of the Term, Landlord shall have the immediate right of re-entry and may, at its option, remove all persons and property from the Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, all without service of notice to resort to legal process to remove Tenant through summary proceedings and without being guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.

                                  ARTICLE XVI.

                                  HOLDING OVER

     16.1 In the event Tenant remains in possession of the Premises after the expiration of the Lease and without the execution of a new Lease and Landlord accepts payment of Base Rent, Tenant shall be deemed to be occupying the Premises as a Tenant from month to month, subject to all of the conditions, provisions and obligations of this Lease insofar as the same can be applicable to a month to month tenancy, provided, however, that the Base Rent required to be paid by Tenant during any holdover period shall be in an amount equal to two times the then current Base Rent, pro-rated on a monthly basis.

                                  ARTICLE XVII.

                                  MISCELLANEOUS

     17.1 If any term or provision of this Lease or any application thereof shall be invalid or unenforceable, the remainder of this Lease and any other application of such term or provision shall not be affected thereby. Time is of the essence hereof. This Lease shall be construed and enforced in accordance with the laws of the State of Minnesota. This Lease may not be amended or modified in any respect whatsoever except by an instrument in writing signed by the parties hereto.

                        [Signatures begin on next page.]

        IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

                                           LANDLORD:

                                           CYPRESS SEMICONDUCTOR (MINNESOTA)
                                           INC., a Delaware corporation

                                           By: /s/ EMMANUEL HERNANDEZ
                                               -----------------------------
                                           Name: Emmanuel Hernandez
                                           Its:  Authorized Representative

                      [Signatures continued on next page.]

                           TENANT:

                           SUMITOMO BANK LEASING AND FINANCE,
                           INC., a Delaware corporation

                           By:/s/ WILLIAM M. GINN
                           -------------------------------
                           Name:William M. Ginn
                           Its: President

                                    EXHIBIT A

The land referred to is situated in the State of Minnesota, County of Hennepin, and is described as follows:

     Lot 1, Block 1, Cypress Addition, Hennepin County, Minnesota

                               PURCHASE AGREEMENT

     This PURCHASE AGREEMENT (this "Agreement") is made as of December 29, 1994, by CYPRESS SEMICONDUCTOR (MINNESOTA) INC., a Delaware corporation ("Cypress"), and SUMITOMO BANK LEASING AND FINANCE, INC., a Delaware corporation ("Sumitomo").

                                 R E C I T A L S

     A. Cypress, as agent for Sumitomo, is constructing certain improvements (the "Improvements") on the land ("Land") described in Exhibit A attached hereto in which Sumitomo owns a leasehold interest pursuant to that certain Ground Lease executed by and between Sumitomo and Cypress of even date herewith ("Ground Lease"). Sumitomo is leasing the Land and Improvements to Cypress pursuant to that certain Sublease of the Land and Lease of the Improvements (as from time to time supplemented, amended or restated, the "Sublease") executed by and between Cypress and Sumitomo of even date herewith. Cypress' fee interest in the Land, Sumitomo's leasehold interest in the Land, Sumitomo's ownership interest in the Improvements, Cypress' subleasehold interest in the Land and the Improvements and any and all other real or personal property from time to time covered by the Ground Lease and/or the Sublease are hereinafter collectively referred to as the "Premises").

     B. Cypress has agreed to purchase or cause the purchase of the Premises, on and subject to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. Definitions. As used herein, the terms "Cypress", "Sumitomo", "Premises" and "Sublease" shall have the meanings indicated above; those terms with initial capitals defined in the Sublease and used but not defined herein shall have the meanings assigned to them in the Sublease; and the terms listed immediately below shall have the following meanings:

          (a) Applicable Purchaser. "Applicable Purchaser" means any third party designated by Cypress to purchase the interest of Sumitomo in the Premises as provided in subparagraph 2(a)(ii) below who is not an affiliate of Tenant within the meaning of Rule 405 under the Securities Act of 1933 as amended.

          (b) Closing Deadline. "Closing Deadline" means December 29,
2004, or if December 29, 2004 is not a Business Day, then the next following Business Day.

          (c) Designated Payment Date. "Designated Payment Date" means the earlier of the following:

               (i) the Closing Deadline; or

               (ii) any Business Day designated by Sumitomo in a written notice given by Sumitomo to Cypress if an Event of Default by Cypress has occurred and is continuing, provided the Business Day so designated by Sumitomo must be no earlier than thirty (30) days after the date of such notice; or

               (iii) any Business Day designated by Cypress in a written irrevocable and unconditional notice given by Cypress to Sumitomo; provided, the Business Day so designated by Cypress must be no earlier than thirty (30) days after the date of such notice.

     If Sumitomo sends a notice to Cypress pursuant to subparagraph
1(c)(ii) above properly designating a Designated Payment Date, and Cypress sends a notice to Sumitomo pursuant to subparagraph 1(c)(iii) above properly designating a different Designated Payment Date, the earlier of the two dates so designated shall be the Designated Payment Date hereunder regardless of which notice was first sent.

          (d) Fair Market Value. "Fair Market Value" means the fair market value of the Premises on or about the Designated Payment Date (calculated under the assumptions, whether or not then accurate, that (i) Cypress has maintained the Premises in compliance with the Sublease and all applicable laws, including without limitation, all federal and state environmental laws; (ii) Cypress has repaired and restored the Premises after any damage following fire or other casualty to the extent required by the Sublease; (iii) Cypress has restored the remainder of the Premises after any partial taking by eminent domain to the extent required by the Sublease; (iv) Cypress has completed any contests of and paid any taxes due other than Landlord's Taxes, or other amounts secured by or allegedly secured by a lien against the Premises (other than a lien created by Sumitomo which is not a Permitted Title Exception) as required by the Sublease; and (v) Cypress has cured any title defects (other than a defect created by Sumitomo which is not a Permitted Title Exception under the Sublease) affecting the Premises as required by and in accordance with the standards and requirements of the Sublease as though the Sublease were continuing in force) as determined by an independent MAI appraiser selected by Sumitomo, which appraiser must have five (5) years or more experience appraising similar properties in Hennepin County, Minnesota.

          (e) Purchase Price. Purchase Price means an amount equal to the sum of all accrued and unpaid Base Rent and Additional Rent under the Sublease, the Lease Investment Balance, plus all costs and expenses (including appraisal costs and attorneys' fees and costs) incurred by Sumitomo in connection with any sale of the Premises by Sumitomo hereunder or in connection with collection of sale proceeds due hereunder.

          (f) Remarketing Notice. "Remarketing Notice" shall have the meaning assigned to it in subparagraph 2(b)(1) below.

          (g) Required Documents. "Required Documents" means the limited warranty deed and other documents that Sumitomo must tender pursuant to
<SU>paragraph 3<EU> below.

          (h) Shortage Amount. "Shortage Amount" shall have the meaning assigned to it in subparagraph 2(a)(ii) below.

     2. Cypress' Elections and Obligations on the Designated Payment
Date.

          (a) Choices. On the Designated Payment Date, Cypress shall have the right and the obligation to either:

               (i) purchase the Premises, including all fee and leasehold interest therein and all unpaid insurance and condemnation and other proceeds applicable to the Premises which have not been applied to reduce the Lease Investment Balance, for a net cash price equal to the Purchase Price; or

               (ii) cause the Applicable Purchaser to purchase the Premises including all fee and leasehold interest therein and all unpaid insurance, condemnation and other proceeds applicable to the Premises which have not been applied to reduce the Lease Investment Balance, for a net cash price not less than the lesser of (a) the Fair Market Value of the Premises or (b) eighteen and four one hundredths percent (18.04%) of the Lease Investment Balance outstanding immediately prior to the purchase. If, however, the Fair Market Value is less than eighteen and four one hundredths percent (18.04%) of the Lease Investment Balance, Sumitomo may elect to keep the Premises rather than sell to the Applicable Purchaser, in which case Sumitomo's retention of the Premises shall be subject to paragraph 2(f) below and Cypress shall pay Sumitomo an amount equal to (A) eighty-one and ninety-six one hundredths percent (81.96%) of the Lease Investment Balance. Unless Sumitomo elects to keep the Premises pursuant to the preceding sentence, in addition to causing the purchase of the Premises by the Applicable Purchaser, Cypress must make a supplemental payment to Sumitomo on the Designated Payment Date equal to the excess (if any) of (1) the Purchase Price over (2) the cash proceeds of the sale actually paid to Sumitomo by the Applicable Purchaser for Sumitomo's interest in the Premises (after deduction of all costs and expenses, including appraisal costs and attorneys' fees and costs, incurred in connection with any sale of the Premises by Sumitomo hereunder or in connection with collecting sales proceeds due hereunder and not included in the definition of "Purchase Price") (the "Net Cash Proceeds"). However, provided no Event of Default has occurred and is continuing under the Sublease, and provided further that neither Cypress nor any Applicable Purchaser has failed to pay any amount required to be paid by this Agreement on the date such amount first became due, any supplemental payment required by the preceding sentence shall not exceed eighty-one and ninety-six one hundredths percent (81.96%) of the Lease Investment Balance on the Designated Payment Date. Any supplemental payment payable to

Sumitomo by Cypress, rather than by the Applicable Purchaser, pursuant to this subparagraph 2(a)(ii) is hereinafter referred to as the "Shortage
Amount." If the Net Cash Proceeds actually paid by the Applicable Purchaser to Sumitomo exceeds the Purchase Price and all other sums that are then due from Cypress to Sumitomo under this Agreement, the Sublease, the Pledge Agreement, the Custodial Agreement and any other of the Transaction Documents, Cypress shall be entitled to such excess.

          (b) Election by Cypress. Cypress shall have the right to elect whether it will satisfy the obligations set forth in subparagraphs 2(a)(i) or (ii) above; provided, however, that the following conditions are satisfied:

               (i) To give Sumitomo the opportunity to have the Fair Market Value determined by an appraiser before the Designated Payment Date, Cypress must, unless Cypress agrees that the Fair Market Value will not be less than eighteen and four one hundredths percent (18.04%) of the Lease Investment Balance on the Designated Payment Date, provide Sumitomo with a Remarketing Notice. "Remarketing Notice" means a notice given by Cypress to Sumitomo no earlier than one hundred eighty (180) days before the Designated Payment Date and no later than ninety (90) days before the Designated Payment Date, specifying that Cypress does not agree that the Fair Market Value is equal to or greater than eighteen and four one hundredths percent (18.04%) of the Lease Investment Balance. No Remarketing Notice will be required unless Cypress does not agree that the Fair Market Value will equal or exceed eighteen and four one hundredths percent (18.04%) of the Lease Investment Balance on the Designated Payment Date. But if for any reason (including but not limited to any acceleration of the Designated Payment Date pursuant to subparagraphs
1(c)(ii) or (iii) above) Cypress fails to provide a Remarketing Notice within the time periods specified above, the Fair Market Value shall, for purposes of this Agreement, be deemed to be no less than eighteen and four one hundredths percent (18.04%) of the Lease Investment Balance on the Designated Payment Date; and

               (ii) To give Sumitomo the opportunity to prepare the Required Documents before the Designated Payment Date, Cypress must, if it is to elect to satisfy the obligations set forth in subparagraph 2(a)(ii) above, irrevocably specify an Applicable Purchaser in a notice to Sumitomo given at least seven (7) days prior to the Designated Payment Date. If for any reason Cypress fails to so specify an Applicable Purchaser, or fails to satisfy the obligations set forth in subparagraph 2(a)(ii) on or before the Designated Payment Date, Cypress shall be deemed to have irrevocably elected to satisfy the obligations set forth in subparagraph 2(a)(i) above.

          (c) Termination of Cypress' Option to Purchase. Without limiting Sumitomo's right to require Cypress to satisfy the obligations imposed by paragraph 2(a) above, Cypress shall have no further option hereunder to purchase or cause an Applicable Purchaser to purchase the Premises if either:

               (i) Cypress shall have elected to satisfy its obligations under subparagraph 2(a)(ii) above on the Designated Payment Date and Sumitomo shall have elected to keep the Premises in accordance with subparagraph 2(a)(ii) above; or

               (ii) Cypress shall have failed on the Designated Payment Date to make or cause to be made all payments to Sumitomo required by this Agreement or by the Sublease and such failure shall have continued beyond the thirty (30) day period for tender specified in the next sentence; or

               (iii) the Premises has been sold pursuant to a foreclosure sale in accordance with the terms of the SBLF Mortgage.

     If Sumitomo does not receive all payments due under the Sublease and any other Transaction Document including all payments required hereunder on the Designated Payment Date, Cypress may nonetheless tender to Sumitomo the full Purchase Price and all amounts then due under the Sublease, together with interest on the total Purchase Price computed at the Default Rate from the Designated Payment Date to the date of tender, and if presented with such a tender within thirty (30) days after the Designated Payment Date, Sumitomo must accept the tender and promptly thereafter deliver any escrowed proceeds, a limited warranty deed and all other Required Documents.

          (d) Payment to Sumitomo. All amounts payable by Cypress under paragraph 2 above and, if applicable, by the Applicable Purchaser, must be paid directly to Sumitomo and no payment on behalf of or for the account of Sumitomo to any other party shall be effective for the purposes of this Agreement.

     In addition to the payments required under paragraph 2 above, Cypress must pay on the Designated Payment Date all amounts then due to Sumitomo under the Sublease and any other Transaction Documents. Sumitomo will remit any excess amounts due Cypress pursuant to the last sentence of subparagraph 2(a)(ii) above promptly after Sumitomo's receipt of the same and determination that such excess exists.

          (e) Effect of Options on Subsequent Title Encumbrances. It is the intent of Sumitomo and Cypress that any conveyance of the Premises to Cypress or any Applicable Purchaser pursuant to this Agreement shall cut off and terminate any interest in the Premises claimed by, through or under Sumitomo (but not any unsatisfied obligations of Cypress and Cypress Semiconductor Corporation, a Delaware corporation to Sumitomo under the Sublease or other Transaction Documents). Anyone accepting or taking any interest in the Premises by or through Sumitomo after the date of this Agreement shall acquire such interest subject to the rights and options granted Cypress hereby. Further, Cypress and any Applicable Purchaser shall be entitled to pay any payments required by this Agreement for the purchase of the Premises directly to Sumitomo notwithstanding any actual or attempted prior conveyance or assignment by Sumitomo, voluntary or otherwise, of any right or interest in this Agreement or the Premises; neither Cypress nor any Applicable Purchaser shall be responsible for the proper distribution or application by Sumitomo of any such payments to Sumitomo; and any such payment to Sumitomo shall discharge the obligation of Cypress to cause such payment to be made to all persons claiming an interest in such payment through Sumitomo.

          (f) Restrictions Applicable if Sumitomo Retains the Premises.
Without limiting Sumitomo's right to require Cypress to satisfy the obligations imposed by paragraph 2(a) above and except in the case of a foreclosure under the SBLF Deed of Trust, Sumitomo shall not itself lease the Premises or occupy it for use in its own business after the Designated Payment Date, but rather shall be under a continuing obligation to use its commercially reasonable efforts to sell the Premises to one or more unrelated third parties, if the following condition (the "Use Restriction Condition") is satisfied:

               (i) Cypress shall have elected to satisfy its obligations under paragraph 2(a)(ii) above on the Designated Payment Date and Sumitomo shall have elected to keep the Premises in accordance with subparagraph 2(a)(ii).

    If, but only if, the Use Restriction Condition is satisfied, Sumitomo shall pay to Cypress the excess, if any, of:

               (ii) the sum of all sales, condemnation and insurance proceeds actually received by Sumitomo from any sale after the Designated Payment Date of any interest in, or because of any subsequent taking or damage to, the Premises; over

               (iii) the sum of (a) all costs incurred by Sumitomo of collecting the proceeds described in the preceding paragraph, plus (b) all ad valorem taxes, insurance premiums and other costs of every kind incurred by Sumitomo other than Landlord's Taxes (as defined in the Sublease) with respect to the ownership, operations or maintenance of the Premises after the Designated Payment Date, plus (c) eighteen and four one hundredths percent (18.04%) of the Lease Investment Value used to compute the Shortage Amount under subparagraph 2(a)(ii) above, plus (d) interest computed at the Default
Rate in costs and other amounts described in the preceding clauses (a), (b) and
(c) above from the date incurred (in the case of costs described in clauses (a) and (b)) or from the Designated Payment Date (in the case of the amount described in clause (c)) until repaid to Sumitomo by proceeds described in subparagraph 2(f)(ii) above.

     However, nothing herein contained shall be construed to require Sumitomo, or to imply a duty on Sumitomo's part, to (i) sell or attempt to sell any portion of the Premises (a) in a manner, or under circumstances, that could materially impair Sumitomo's ability to enforce any of its rights or remedies under the Transaction Documents (as determined in Sumitomo's sole discretion exercised in good faith), or (b) at a time when market conditions render it inadvisable to sell or attempt to sell the Premises (as determined in Sumitomo's sole discretion exercised in good faith); (ii) collect or maximize the excess proceeds described in the preceding two paragraphs; or (iii) maintain or insure the Premises. Notwithstanding the above (except in the case of a foreclosure of the SBLF Deed of Trust) Sumitomo shall in all events sell the Premises no later than five (5) years after obtaining possession of the Premises and shall disburse the proceeds pursuant to subparagraphs 2(f)(ii) and (iii) above. Without limiting the foregoing, if Sumitomo retains the Premises, Sumitomo shall be entitled, even if the Use Restriction Condition is satisfied, to determine in its sole and absolute discretion how and for what price (which need not equal or exceed Fair Market Value) and upon what terms the Premises should be sold and how and upon what terms to settle any claim for insurance or condemnation proceeds concerning the Premises. Sumitomo's obligation to pay the excess proceeds described above to Cypress shall survive any termination of the Sublease or this Agreement. Cypress agrees that Sumitomo will be deemed to be in good faith if it refuses to sell its interest for less than the Lease Investment Balance less the Guaranteed Residual Value.

     3. Terms of Conveyance Upon Purchase. Immediately after receipt of all payments to Sumitomo required pursuant to paragraph 2 above, Sumitomo must, unless it is to keep the Premises as permitted by subparagraph 2(a)(ii) above: (A) assign to Cypress or the Applicable
Purchaser all the condemnation and other proceeds applicable to the Premises which have not been applied to reduce the Lease Investment Balance, (B) convey Sumitomo's leasehold interest in the Land to Cypress or the Applicable Purchaser as the case may be pursuant to a duly executed and acknowledged assignment and assumption of leasehold interest (save and except any interest in or any part of the Land previously taken by eminent domain), subject to the Permitted Title Exceptions (excluding the SBLF Mortgage) and (C) convey Sumitomo's interest in the Improvements (save and except any interest in or any part of the Improvements previously taken by eminent domain) by limited warranty deed to Cypress or the Applicable Purchaser, as the case may be, subject to the Permitted Title Exceptions (excluding the SBLF Mortgage). However, such conveyances shall not include the right to receive any payment then due Sumitomo or that may thereafter become due to Sumitomo under the Sublease which has been applied to reduce the Lease Investment Balance, any other Transaction Documents or this Agreement because of any expense or liability incurred by Sumitomo resulting in whole or in part from events or circumstances occurring before such conveyance. All costs of such purchase and conveyance of every kind whatsoever, both foreseen and unforeseen, shall be the responsibility of the Applicable Purchaser or Cypress, the form of limited warranty deed used to accomplish such conveyance shall be substantially in the form attached as Exhibit B, and the form of assignment and assumption of leasehold interest used to accomplish such conveyance shall be substantially in the form attached as Exhibit C.
With such limited warranty deed and assignment and assumption of leasehold interest, Sumitomo shall also tender to Cypress or the Applicable Purchaser, as the case may be and such additional documents reasonably requested by Cypress to evidence the transfer of the Premises.

     4. Survival of Cypress' Obligations.

          (a) Status of this Agreement. Except as expressly provided herein, this Agreement shall not terminate, nor shall Cypress or Sumitomo or any of their successors or assigns have any right to terminate this Agreement, nor shall Cypress be entitled to any adjustment of the Purchase Price hereunder, nor shall the obligations of Cypress and Sumitomo be affected by reason of (i) any damage to or the destruction of all or any part of the Premises from whatever cause, (ii) the taking of or damage to the Premises or any portion thereof under the power of eminent domain or otherwise for any reason, (iii) the prohibition, limitation or restriction of Cypress' use of all or any portion of the Premises or any interference with such use by governmental action or otherwise, (iv) any eviction of Cypress or any party claiming under Cypress by paramount title or otherwise (provided, if Cypress is wrongfully evicted by Sumitomo or by any third party exercising its right under a lien created by Sumitomo other than a Permitted Title Exception, then Cypress will have the remedies described in the last sentence of this paragraph), (v) Cypress' prior acquisition or ownership of any interest in the Premises, (vi) any default on the part of Sumitomo under this Agreement, the Sublease or any other Transaction Document or (vii) any other cause, whether similar or dissimilar to the foregoing, any existing or future law to the contrary notwithstanding. It is the intention of the parties hereto that the obligations of Cypress hereunder (including Cypress' obligation to make payments under paragraph 2 above and, if applicable, to cause the Applicable Purchaser to make payments under paragraph 2 above, shall be separate and independent of the covenants and agreements of Sumitomo. Accordingly, subject only to the tender by Sumitomo of the Required Documents (if such tender is not excused because of an election by Sumitomo to keep the Premises under subparagraph 2(a)(ii) above) and of any escrowed proceeds, the Purchase Price and the Shortage Amount, as the case may be under paragraph 2 above, shall continue to be payable in all events, and the obligations of Cypress hereunder shall continue unaffected by any breach of this Agreement by Sumitomo. However, nothing in this subparagraph, nor the performance without objection by Cypress of its obligations hereunder, shall be construed as a waiver by Cypress of any right

Cypress may have at law or in equity, following (A) any failure by Sumitomo to tender any escrowed proceeds or any of the Required Documents as required by paragraph 3 above (if such tender is not excused because of an election by Sumitomo to keep the Premises under subparagraph 2(a)(ii) above) upon the tender by Cypress or the Applicable Purchaser of the payments required by paragraph 2 and of any other documents to be executed in favor of Sumitomo at the closing of the sale hereunder, or (B) any failure by Sumitomo to remove all liens created by Sumitomo other than the Permitted Title Exceptions before conveying the Premises pursuant to this Agreement, including the right
(i) to recover monetary damages proximately caused by such failure of Sumitomo if Sumitomo does not cure the failure within thirty (30) days after Cypress demands a cure by written notice to Sumitomo, or (ii) to obtain a decree compelling specific performance of Sumitomo's obligations hereunder.

          (b) Remedies Under the Sublease. No repossession of or re-entering upon the Premises or exercise of any other remedies available under or in connection with the Sublease (including any termination of the Sublease by Sumitomo because of an Event of Default or any rejection of the Sublease by Cypress in any bankruptcy proceeding) shall relieve the parties of their liabilities and obligations hereunder, all of which shall survive the exercise of remedies available under or in connection with the Sublease. The parties acknowledge that the consideration for this Agreement is separate and independent of the consideration for the Sublease, and their obligations hereunder shall not be affected or impaired by any event or circumstance that would excuse Cypress or Sumitomo from performance of an obligation under the Sublease, the Pledge Agreement, or any other Transaction Document. Nothing in this paragraph 4(c) shall be construed to impair, amend, modify, limit or otherwise affect the definition of Designated Payment Date.

     5. Remedies Cumulative. No right or remedy herein conferred upon or reserved to Sumitomo is intended to be exclusive of any other right or remedy Sumitomo has with respect to the Premises, and each and every right and remedy shall be cumulative and in addition to any other right or remedy given hereunder or now or hereafter existing at law or in equity or by statute. In addition to other remedies available under this Agreement, either party shall be entitled, to the extent permitted by applicable law, to a decree compelling performance of any of the other party's agreements hereunder.

     6. No Implied Waiver. The failure of either party to this Agreement to insist at any time upon the strict performance of any covenant or agreement of the other party or to exercise any remedy contained in this Agreement shall not be construed as a waiver or a relinquishment thereof for the future. The waiver by either party of or redress for any violation of any term, covenant, agreement or condition contained in this Agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. No express waiver by either party shall affect any condition other than the one specified in such waiver and only for the time and in the manner specifically stated. A receipt by Sumitomo of any payment hereunder with knowledge of the breach of this Agreement shall not be deemed a waiver of such breach, and no waiver by either party of any provision of this Agreement shall be deemed to have been made unless expressed in writing and signed by the waiving party.

     7. Attorneys' Fees and Legal Expenses. If either party commences any legal action or other proceeding to enforce any of the terms of this Agreement or the documents and agreements referred to herein, or because of any breach by the other party or dispute hereunder or thereunder, the successful or prevailing party shall be entitled to recover from the nonprevailing party all attorneys' fees incurred in connection therewith, whether or not such controversy, claim or dispute is prosecuted to a final judgment. Any such attorneys' fees incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from such judgment, and the obligation for such attorneys' fees is intended to be severable from other provisions of this Agreement and not to be merged into any such judgment.

     8. Estoppel Certificate. Each party will, upon not less than twenty
(20) days' prior written request, execute, acknowledge and deliver to the requesting party a written statement certifying that this Agreement is unmodified and in full effect (or, if there have been modifications, that this Agreement is in full effect as modified, and setting forth such modification) and either stating that no default exists hereunder or specifying each such default of which the signer may have knowledge. Any such statement may be relied upon by any prospective purchaser or assignee with respect to the Premises. Each party shall be required to provide such a certificate no more frequently than once in any six month period; provided, however, that if a party determines that there is a significant business reason for requiring a current certificate, including, without limitation, the need to provide such a certificate to a prospective purchaser or assignee, the other party shall provide a certificate upon request whether or not a certificate has been provided within the prior six month period.

     9. Notices.

          (a) All payments required to be made by Cypress or the Applicable Purchaser to Sumitomo hereunder shall be paid to Sumitomo by immediately available funds by wire-transfer to:

                          Morgan Guaranty Trust Company of New York
                          ABA #021000238
                          For Credit to the Sumitomo Bank, Limited
                          Further Credit to Sumitomo Bank Leasing
                            and Finance, Inc.
                          A/C No. 283572

or at such other place and in such other manner as Sumitomo may designate in a notice to Cypress (provided Sumitomo will not unreasonably designate a method of payment other than wire-transfer). Time is of the essence as to all payments to Sumitomo under this Agreement. Any payments required to be made by Sumitomo to Cypress pursuant to the last sentence of subparagraph 2(a)(ii) above shall be paid to Cypress in immediately available funds at the address of Cypress set forth below or as Cypress may otherwise direct by written notice sent in accordance herewith.

          (b) All notices, demands and other communications to be made hereunder to the parties hereto shall be in writing (at the addresses set forth below) and shall be given by any of the following means (i) personal service, with proof of delivery or attempted delivery retained; (ii) overnight courier (charges prepaid or billed to the sender); or (iii) registered or certified first class mail, return receipt requested. Such addresses may be changed by at least thirty (30) days prior notice to the other parties given in the same manner as provided above. Any notice or other communication sent pursuant to this paragraph shall be deemed effective upon being personally delivered or actually received.

                          Address of Sumitomo:

                          Sumitomo Bank Leasing and Finance, Inc.
                          277 Park Avenue
                          New York, NY  10172
                          Attn:  Chief Credit Officer

                          With a copy to:

                          Landels, Ripley & Diamond
                          Hills Plaza
                          350 Steuart Street
                          San Francisco, CA 94105-1250
                          Attn:  Bruce W. Hyman, Esq.

                          And with a copy to:

                          Sumitomo Bank of New York Trust Company
                          277 Park Avenue
                          New York, NY  10172
                          Attn:  Corporate Trust Department

                          Address of Cypress:

                          Cypress Semiconductor (Minnesota) Inc.
                          2401 E. 86th
                          Bloomington, MN  55425
                          Attn: Mr. Jim Weir, Vice President, Finance

                          With a copy to:

                          Wilson, Sonsini, Goodrich & Rosati
                          650 Page Mill
                          Palo Alto, California 94304-1050
                          Attention:  Debra Summers, Esq.

                          And with a copy to:

                          Cypress Semiconductor
                          3901 North First Street
                          San Jose, CA  95134
                          Attn:  Mr. Kirk Johnson, Corporate Controller

     10. Severability. Each and every covenant and agreement of Cypress contained in this Agreement is, and shall be construed to be, a separate and independent covenant and agreement. If any term or provision of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid and unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Further, the obligations of Cypress hereunder, to the maximum extent possible, shall be deemed to be separate, independent and in addition to, not in lieu of, the obligations of Cypress under the Sublease. In the event of any inconsistency between the terms of this Agreement and the terms and provisions of the Sublease, the terms and provisions of this Agreement shall control.

     11. Entire Agreement. This Agreement and the documents and agreements referred to herein set forth the entire agreement between the parties concerning the subject matter hereof and no amendment or modification of this Agreement shall be binding or valid unless expressed in a writing executed by both parties hereto.

     12. Paragraph Headings. The paragraph headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several paragraphs hereof.

     13. Gender and Number. Within this Agreement, words of any gender shall be held and construed to include any other gender and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires.

     14. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO HAVE BEEN MADE
UNDER AND SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MINNESOTA WITHOUT REGARD TO CONFLICTS OR CHOICE OF LAWS.

     15. Successors and Assigns. The terms, provisions, covenants and conditions hereof shall be binding upon Cypress and Sumitomo and their respective permitted successors and assigns and shall inure to the benefit of Cypress and Sumitomo and all permitted transferees, mortgagees, successors and assignees of Cypress and Sumitomo with respect to the Premises; provided, that the rights of Sumitomo hereunder shall not pass to Cypress or any Applicable Purchaser or any subsequent owner claiming through them.

     16. WAIVER OF JURY TRIAL. SUMITOMO AND CYPRESS EACH HEREBY WAIVES
ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THE SUBLEASE, THIS AGREEMENT OR ANY OTHER DOCUMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Cypress and Sumitomo each acknowledge that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement and the other documents referred to herein, and that each will continue to rely on the waiver in their related future dealings. Cypress and Sumitomo each further warrant and represent that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultations with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LEASE OR THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

     17. Certain Tax Matters. The provisions of Section 19.2 of the Sublease are incorporated herein by this reference.

     18. Security and Escrowed Proceeds. Cypress' obligations under this Agreement are secured by the Pledge Agreement, reference to which is hereby made for a description of the Collateral (as defined in the Pledge Agreement) covered thereby and the rights and remedies provided to Sumitomo thereby. Although Sumitomo shall be entitled to hold all Collateral as security for the full and faithful performance by Cypress of Cypress' covenants and obligations under this Agreement, the Collateral shall not be considered an advance payment of the Purchase Price or any Shortage Amount or a measure of Sumitomo's damages should Cypress breach this Agreement. Sumitomo shall be entitled to return any Collateral not sold or used to satisfy the obligations secured by the Pledge Agreement directly to Cypress notwithstanding any prior actual or attempted conveyance or assignment by Cypress, voluntary or otherwise, of any right to receive the same; neither Sumitomo nor the custodian named in the Custodial Agreement shall be responsible for the proper distribution or application by Cypress of any such Collateral returned to Cypress; and any such return of Collateral to Cypress shall discharge any obligation of Sumitomo to deliver such Collateral to all persons claiming an interest in the Collateral. Further, Sumitomo shall be entitled to deliver any escrowed proceeds it holds on the Designated Payment Date directly to Cypress or to any Applicable Purchaser purchasing Sumitomo's interest in the Premises and any escrowed proceeds pursuant to this Agreement notwithstanding any prior actual or attempted conveyance or assignment by Cypress, voluntary or otherwise, of any right to receive the same; Sumitomo shall not be responsible for the proper distribution or application by Cypress or any Applicable Purchaser of any such escrowed proceeds paid over to Cypress or the Applicable Purchaser; and any such payment of any escrowed proceeds to Cypress or an Applicable Purchaser shall discharge any obligation of Sumitomo to deliver the same to all persons claiming an interest therein.

     19. Counterpart Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall comprise but a single instrument.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                         [Signatures begin on next page]

         "Sumitomo"

         SUMITOMO BANK LEASING AND FINANCE, INC., a Delaware corporation

         By:  /s/ WILLIAM M. GINN
              ------------------------------
         Name:    William M. Ginn
         Its: President

                                    "Cypress"

         CYPRESS SEMICONDUCTOR (MINNESOTA) INC., a Delaware corporation

         By:  /s/ EMMANUEL HERNANDEZ
              ------------------------------
         Name:    Emmanuel Hernandez
         Title: Authorized Representative

                                    Exhibit A

The land referred to is situated in the State of Minnesota, County of Hennepin, and is described as follows:

  Lot 1, Block 1, Cypress Addition, Hennepin County, Minnesota

                                    Exhibit B

                              LIMITED WARRANTY DEED

                                 Form No. 23-A1
LIMITED WARRANTY

Corporation or Partnership In
Corporation or Partnership

No delinquent taxes and transfer
entered: Certificate of Real Estate
Value (  ) filed (  ) not required
Certificate of Real Estate Value No. ________
_____________________________, 19 ____

----------------------------------------
                          County Auditor

by _____________________________________
                                  Deputy

STATE DEED TAX DUE HEREON: $ ___________

Date: ____________________________, 19__
                                           (reserved for recording data)

FOR VALUABLE CONSIDERATION, ____________________________________________________
__________________________, ___________________________________under the laws of
__________________ Grantor, hereby conveys and quitclaims to ___________________
____________________________________________________________________, Grantor, a
_____________________ under the laws of ______________________, real property in
________________________ County, Minnesota, described as follows:

                  (If more space is needed, continue on back.)

together with all hereditaments and appurturances belonging thereto. Grantor covenants and represents that:
(1) This Deed conveys after-acquired title; and
(2) Grantor has not made, done, executed or suffered any act or thing whereby the above-described property or any part thereof, now or at any time hereafter, shall or may be imperiled, charged or incumbered in any manner, and Grantor will warrant the title to the above-described property against all persons claiming the same from or through Grantor as a result of any such act or thing. EXCEPT: _______________________________________________
    __________________________________________________________________________

                                              ________________________________
    Affix Deed Tax Stamp Here
                                              By _____________________________
                                                 Its _________________________

                                              By _____________________________
                                                 Its _________________________

STATE OF MINNESOTA
COUNTY OF                    ss

The forgoing instrument was acknowledged before me this ___ day of _____, 19__ by ______________________________ and ________________________________________
the _______________________________and _______________________________________
of _______________________________________, a ________________________________
under the laws of ________________________, on behalf of the _________________

                                       _______________________________________
                                               Signature of person taking
                                                    acknowledgement

                                    Exhibit C

                      BILL OF SALE, ASSIGNMENT OF CONTRACT
                          RIGHTS AND INTANGIBLE ASSETS

     Reference is made to that certain ____________________ dated
____________________ (the "Agreement") between ____________________, as seller, and ____________________ ("Assignor") as buyer.

     Assignor hereby sells, transfers and assigns unto (Cypress OR the Applicable Purchaser, as the case may be], a ____________________ ("Assignee"), all of Assignor's right, title and interest in and to the following property, if any, to the extent such property is assignable:

     (a) any warranties, guaranties, indemnities and claims Assignor may have under the Agreement or under any document delivered by the seller thereunder to the extent related to the real property described in Annex A attached hereto (the "Property"), including specifically, without limitation, warranties, guaranties, indemnities and claims for workmanship, materials and performance;

     (b) all licenses, permits or similar consents (excluding any prepaid utility reservations) from third parties to the extent related to the Property;

     (c) All insurance, condemnation, causes of action and other reimbursable amounts with respect to the Property which have not heretofore been applied by Assignor to any escrowed proceeds and any pending or future award made because of any condemnation affecting the Property or because of any conveyance to be made in lieu thereof, and any unpaid award for damage to the Property and any unpaid proceeds of insurance or claim or cause of action for damage, loss or injury to the Property; and

     (d) any general intangibles, permits, licenses, franchises, certificates, and other rights and privileges owned by Assignor and used solely in connection with, or relating solely to, the Property, including any such rights and privileges conveyed to Assignor pursuant to the Agreement; but excluding any rights or privileges of Assignor under (i) the Environmental Indemnity, as defined in that certain ____________________ between __________ and ______________________ dated as of ____________________ (the
"__________________") (pursuant to which this document is being delivered), (ii) the Lease, as defined in the ____________________, to the extent rights under the Lease relate to the period ending on the date hereof, whether such rights are presently known or unknown, including rights of the Assignor to be indemnified against claims of third parties as provided in the Lease which may not presently be known, and including rights to recover any accrued unpaid rent under the Lease which may be outstanding as of the date hereof, (iii) agreements between Assignor and any participant, or any modification or extension thereof, and (iv) any other instrument being delivered to Assignor contemporaneously herewith pursuant to the ____________________.

     Assignor does for itself and its heirs, executors and administrators, covenant and agree to warrant and defend the title to the Property assigned herein against any liens created by Landlord but not otherwise.

     Assignee hereby assumes and agrees to keep, perform and fulfill Assignor's obligations, if any, relating to any permits or contracts, under which Assignor has rights being assigned herein.

Executed:  ____________________

                                           ASSIGNOR:

                                       ------------------------------

                                       ------------------------------


                                       By:
                                          ---------------------------
                                          Its:
                                              -----------------------

                                           ASSIGNEE:

                                       [Cypress, or the Applicable
                                       Purchaser], a
                                                    -----------------

                                       By:
                                          ---------------------------
                                          Its:
                                              -----------------------

                                    Exhibit A

The land referred to is situated in the State of Minnesota, County of Hennepin, and is described as follows:

     Lot 1, Block 1, Cypress Addition, Hennepin County, Minnesota



                                       -3-